                              RESTRUCTURE AGREEMENT

                                     BETWEEN

            JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP

                                       AND

                             FOREST OIL CORPORATION






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                                TABLE OF CONTENTS


                                                                            Page


                                    ARTICLE I
                          INTRODUCTION AND DEFINITIONS

     1.1  Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE II
                             RESTRUCTURE TRANSACTION

     2.1  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.2  Actions at Closing . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.3  Simultaneous Closing.. . . . . . . . . . . . . . . . . . . . . . .   4
     2.4  JEDI Conditions to Closing . . . . . . . . . . . . . . . . . . . .   4
     2.5  Company Conditions to Closing. . . . . . . . . . . . . . . . . . .   6

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF JEDI

     3.1  Organization; Authority. . . . . . . . . . . . . . . . . . . . . .   7
     3.2  Execution and Delivery; Enforceability . . . . . . . . . . . . . .   8
     3.3  Approvals and Consents . . . . . . . . . . . . . . . . . . . . . .   8
     3.4  No Violations. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.5  No Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.6  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .   8
     3.7  Purchase for Investment. . . . . . . . . . . . . . . . . . . . . .   8

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     4.1  Representations and Warranties Incorporated. . . . . . . . . . . .   9

                                    ARTICLE V
                       ADDITIONAL COVENANTS OF THE PARTIES

     5.1  Notification . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.2  Public Statements. . . . . . . . . . . . . . . . . . . . . . . . .  10

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     5.3  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.4  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.5  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.6  Compliance with the Hart-Scott-Rodino Act. . . . . . . . . . . . .  11
     5.7  Suspension of Non-Compliance . . . . . . . . . . . . . . . . . . .  11
     5.8  Operations before Closing. . . . . . . . . . . . . . . . . . . . .  12
     5.9  Company/Anschutz Transaction Closing . . . . . . . . . . . . . . .  12

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .  12
     6.2  Indemnification Procedures . . . . . . . . . . . . . . . . . . . .  13
     6.3  Appeal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     6.4  Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     6.5  No Limitation on Other Rights of Recovery. . . . . . . . . . . . .  15

                                   ARTICLE VII
                                   TERMINATION

     7.1  Termination Events . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.2  Limitation on Termination. . . . . . . . . . . . . . . . . . . . .  15

                                  ARTICLE VIII
                                  MISCELLANEOUS


     8.1  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     8.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     8.3  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     8.4  No Waivers; Rights Cumulative. . . . . . . . . . . . . . . . . . .  17
     8.5  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     8.6  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     8.7  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  17
     8.8  Binding Effect and Assignment. . . . . . . . . . . . . . . . . . .  17
     8.9  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     8.10 Headings; Schedules. . . . . . . . . . . . . . . . . . . . . . . .  18
     8.11 Multiple Counterparts. . . . . . . . . . . . . . . . . . . . . . .  18

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                                    EXHIBITS

  * Exhibit A      Purchase Agreement
    Exhibit B      Second Amendment
 ** Exhibit C      Tranche B Warrants
*** Exhibit D      Legal Opinions from counsel to Forest Oil Corporation
*** Exhibit E      Exceptions to Title Opinion Requirement
*** Exhibit F      Exceptions to Loan Agreement Representations
*** Exhibit G      Certificate of Secretary/Assistant Secretary of Forest Oil
                    Corporation
*** Exhibit H      Certificate of President/Vice President of Forest Oil
                    Corporation
*** Exhibit I      Certificates of JEDI
*** Exhibit J      Certificate of Officer of Enron Capital Corporation
*** Exhibit K      Noncompliance



  * See Exhibit 99.2 to Form 8-K
 ** See Exhibit L to Exhibit 99.2 to Form 8-K
*** Exhibits not filed with Form 8-K

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                              RESTRUCTURE AGREEMENT


     This Restructure Agreement (the "AGREEMENT") is made and entered into as of May 17, 1995, between Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), and Forest Oil Corporation, a New York corporation (the "COMPANY"), which agree as follows:

                                    ARTICLE I
                          INTRODUCTION AND DEFINITIONS

     1.1 INTRODUCTION. JEDI and the Company are parties to a Loan Agreement dated December 28, 1993, as amended by First Amendment to Loan Agreement dated as of December 28, 1993 (the "JEDI LOAN AGREEMENT"). The Company and JEDI desire to restructure the indebtedness of the Company under the JEDI Loan Agreement and to consummate the Restructure Transaction (as defined in Section
1.2 below) on the terms and subject to the conditions specified in this Agreement.

     1.2 DEFINITIONS. Unless otherwise defined herein, initially capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement (as defined in this Section 1.2). The following terms shall have the respective meanings set forth below when used in this Agreement:

     "ACTION" against a person means any written claim, or any action, suit, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or equity or before any arbitrator or governmental body.

     "ACTS" means, collectively, the Securities Act, the Exchange Act and the securities laws (including any rules and regulations thereunder) of any state.

     "AGREEMENT" shall have the meaning ascribed to it in the first paragraph hereof, and shall include all schedules and exhibits hereto.

     "ANSCHUTZ" means The Anschutz Corporation, a Kansas corporation.

     "CLOSING" has the meaning ascribed to it in Section 2.1 hereof.

     "CLOSING DATE" has the meaning ascribed to it in Section 2.1 hereof.

     "COMMISSION" means the United States Securities and Exchange Commission.

     "COMPANY" has the meaning ascribed to it in the first paragraph hereof.


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     "COMPANY/ANSCHUTZ DOCUMENTS" means the Purchase Agreement and each of the
Purchaser Note, the Security Documents, the Purchaser Registration Rights Agreement, the Shareholders Agreement, the Tranche A Warrants and all other documents and instruments executed thereunder.

     "COMPANY/ANSCHUTZ TRANSACTION" means the transactions contemplated by
Section 1.1 of the Purchase Agreement.

     "DOJ" means the Antitrust Division of the United States Department of Justice.

     "FTC" means the United States Federal Trade Commission.

     "INDEMNIFIED PERSON" has the meaning ascribed to it in Section 6.1 hereof.

     "JEDI" has the meaning ascribed to it in the first paragraph hereof.

     "JEDI/ANSCHUTZ OPTION" means the option to purchase the Tranche B Warrant Shares, substantially in the form attached as Exhibit M to the Purchase Agreement, to be executed by JEDI in favor of Anschutz.

     "JEDI DOCUMENTS" means the Second Amendment, the Tranche B Warrants, the JEDI Registration Rights Agreement, the JEDI/Anschutz Option and all other documents and instruments executed thereunder.

     "JEDI LOAN AGREEMENT" has the meaning ascribed to it in Section 1.1 hereof.

     "LOSS" means any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional, expert witness and consultant fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

     "LOUISIANA MORTGAGE AMENDMENT" means the First Amendment to Act of Mortgage, Assignment of Production, Security Agreement and Financing Statement to be executed on the Closing Date, made by the Company in favor of JEDI, which shall be in a form mutually acceptable to the Company and JEDI.

     "MORTGAGED PROPERTIES" has the meaning ascribed to it in the JEDI Loan Agreement.

     "NOTICE" has the meaning ascribed to it in Section 8.2 hereof for the purposes of that section.


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     "PURCHASE AGREEMENT" means that certain Purchase Agreement dated of even date herewith between the Company and Anschutz, a copy of which is annexed hereto as EXHIBIT A, together with any amendments thereto.

     "RESTRUCTURE TRANSACTION" means the transaction contemplated by Section 2.2 of this Agreement.

     "SECOND AMENDMENT" means the Second Amendment to JEDI Loan Agreement, which amendment shall be in substantially the form attached hereto as EXHIBIT B.

     "TEXAS MORTGAGE AMENDMENT" means the Second Amendment to Deed of Trust, Assignment of Production, Security Agreement and Financing Statement to be executed by the Company on the Closing Date in favor of the JEDI, which shall be in a form mutually acceptable to JEDI and the Company.

     "TRANCHE B WARRANT SHARES" means the 11,250,000 shares of Common Stock deliverable upon the exercise of the Tranche B Warrants (as the number of shares may be adjusted pursuant to the terms of the Tranche B Warrants).

     "TRANCHE B WARRANTS" means the 11,250,000 Tranche B Warrants, which shall be substantially in the form of EXHIBIT C annexed hereto.

     "TRANSACTION" means collectively, the Company/Anschutz Transaction and the Restructure Transaction.

                                   ARTICLE II
                             RESTRUCTURE TRANSACTION

     2.1 CLOSING. Subject to the satisfaction of the conditions precedent set forth in Sections 2.4 and 2.5 below, the closing of the Restructure Transaction (the "CLOSING") shall be held at the offices of O'Melveny & Myers, 153 East 53rd Street, New York, New York 10022-4611, on July 12, 1995 at 10:00 a.m. New York City time, or at such other place, date and time as may be mutually agreed in writing by the Company and JEDI; provided, however, that if all of the conditions to Closing set forth in Sections 2.4 and 2.5 have not been satisfied or waived by such date or any mutually agreeable later date for Closing, the party whose condition has not been satisfied or waived shall have the right to extend the date of Closing for successive periods of up to five days each, or for such longer period as the parties may agree upon in writing, but in no event beyond any date on which this Agreement is terminated pursuant to Section 7.1. The date on which the Closing occurs shall be referred to herein as the "Closing Date."


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

     2.2 ACTIONS AT CLOSING. The Company and JEDI agree that on the Closing Date, the following events shall occur:

          2.2.1 The Company and JEDI will execute and deliver to each other the Second Amendment and all other documents or instruments contemplated therein as being executed on the Closing Date (including exhibits to the Second Amendment), each of such documents and instruments to be acceptable to the Company and JEDI in form and substance.

          2.2.2     The Company will issue and deliver to JEDI the Tranche B
Warrants.

          2.2.3 The Company and JEDI will execute and deliver to each other the JEDI Registration Rights Agreement with respect to registration of the Tranche B Warrant Shares.

          2.2.4 JEDI will execute and deliver to Anschutz the JEDI/Anschutz Option, and Anschutz will execute and deliver to JEDI its written agreement to be bound by the representations, warranties and agreements of Anschutz set forth in the JEDI/Anschutz Option.

     2.3 SIMULTANEOUS CLOSING. All events specified in Section 2.2 shall be deemed to occur simultaneously and no event shall be deemed to occur unless and until all such events shall have occurred.

     2.4 JEDI CONDITIONS TO CLOSING. The obligation of JEDI to consummate the transactions contemplated hereunder is subject, at the option of JEDI, to satisfaction or waiver of the following conditions (each of which is material) at or before the Closing:

          2.4.1 The limited partner of JEDI shall have consented to the Restructure Transaction.

          2.4.2 The Company shall have taken all action required, if any, to cause the Tranche B Warrant Shares to be qualified for inclusion in the NASDAQ/NMS, and shall give such notice as required, if any, to the National Association of Securities Dealers, Inc. with respect to the Transaction.

          2.4.3 After giving effect to the waiver or release to be granted pursuant to Section 5.7 upon occurrence of the Closing, no Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing nor shall any Default occur by virtue of the execution and delivery of the Second Amendment.

          2.4.4 JEDI shall have completed a due diligence review sufficient to satisfy itself that (i) the Mortgaged Properties are not in violation of any material Environmental Laws (as defined in the JEDI Loan Agreement), (ii) the Company has good and marketable title to the Mortgaged Properties, free and clear of all Liens except Liens permitted under the JEDI

Loan Agreement or which are not material, and (iii) the Company has complied in all material respects with the financial and accounting provisions of the JEDI Loan Agreement.

          2.4.5 Except as contemplated by this Agreement, (i) the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date, with the same force and effect as though made at such time, and (ii) the Company shall have performed in all material respects all obligations required of it by the terms of this Agreement to have been performed as of the Closing Date.

          2.4.6 Each of the actions specified in Section 2.2 above shall have been taken.

          2.4.7 JEDI shall have received legal opinions from counsel to the Company acceptable to JEDI and licensed in Texas, Louisiana, Colorado and New York, in form and substance satisfactory to JEDI, substantially in the form annexed hereto as EXHIBIT D (with such changes as may be agreed upon by JEDI and the Company).

          2.4.8 Except with respect to the properties described on EXHIBIT E, the Company shall have delivered to JEDI title opinions from counsel for the Company acceptable to JEDI updating the title opinions issued in connection with the execution of the JEDI Loan Agreement with respect to title to the Mortgaged Properties (as defined in the JEDI Loan Agreement), in form and substance satisfactory to JEDI to the effect that the Company has good and marketable title to the Mortgaged Properties, free and clear of all Liens except Liens that are permitted under the JEDI Loan Agreement or which are not material.

          2.4.9 The Texas Mortgage Amendment and the Louisiana Mortgage Amendment and any notices related thereto if necessary or appropriate, shall have been duly delivered to the appropriate offices for filing or recording and JEDI shall have received confirmations of receipt thereof.

          2.4.10 The Company shall have delivered to JEDI any necessary amendments to the Security Instruments (as defined in the JEDI Loan Agreement).

          2.4.11 The Company shall have delivered to JEDI a certificate satisfactory to JEDI evidencing that all insurance policies required by Section
4.09 of the JEDI Loan Agreement are in full force and effect and showing JEDI as an additional insured with respect to liability coverage and that loss payable endorsements in favor of the JEDI have been added thereto with respect to all insurance policies covering damage or loss to the Collateral (as defined in the JEDI Loan Agreement).

          2.4.12 Except as set forth on EXHIBIT F to this Agreement, which shall be supplied by the Company prior to the Closing and acceptable to JEDI in its sole discretion, the representations and warranties of the Company contained in (i) Sections 3.08-3.17 and 3.19-3.27 of the JEDI Loan Agreement, after giving effect to the terms of the Second Amendment and (ii) paragraph 16 of the Second Amendment, shall be true and correct in all material respects as of the Closing Date.

          2.4.13 The Company shall have paid to JEDI all amounts payable pursuant to Section 5.5 of this Agreement.

          2.4.14 Except as disclosed in the SEC Documents filed with the Commission prior to the date hereof, since December 31, 1994, there shall have occurred no event which could have a Material Adverse Effect (as defined in the JEDI Loan Agreement) on the Company.

          2.4.15 JEDI shall have received from the Company the following certificates, each dated as of the Closing Date, in form and substance reasonably satisfactory to JEDI:

               (1) A certificate of the Secretary or an Assistant Secretary of the Company, substantially in the form annexed hereto as EXHIBIT G;

               (2) A certificate of the President or Vice President of the Company, substantially in the form annexed hereto as EXHIBIT H; and

               (3) A certificate of the Secretary of State of New York, dated as of a recent date, as to the good standing of and payment of taxes by the Company and as to the charter documents of the Company on file in the office of the Secretary of State.

          2.4.16 The First Closing Transactions shall have been consummated and all of the conditions precedent to the Second Closing Transactions set forth in the Purchase Agreement (other than those set forth in Section 3.3(i)) shall have been satisfied or, except for the conditions precedent set forth in Section 3.1(a)-(c) and in Section 3.3(a)-(d), (f), (h) and (j) of the Purchase Agreement, waived. The Second Closing shall occur contemporaneously with the Closing hereunder and at the Second Closing, the Company shall issue the Tranche A Warrants to Anschutz and agree in the Second Amendment that all proceeds received by the Company on exercise of the Tranche A Warrants and the Tranche B Warrants will be used to repay Indebtedness (as defined in the JEDI Loan Agreement). It is hereby expressly acknowledged that the satisfaction of the foregoing condition constitutes a material inducement to JEDI to consummate the Restructure Transactions.

          2.4.17 The consummation of the Closing shall not violate the Hart-Scott-Rodino Act.


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          2.4.18    There shall not be in effect any Regulation that makes it
illegal for JEDI to perform at Closing its obligations under this Agreement or any JEDI Document or that enjoins JEDI from performing such obligations.

          2.4.19 As of the Closing Date, no Action shall be pending or threatened (i) wherein an unfavorable judgment, decree or order could prevent, make unlawful or materially affect the consummation of the transactions contemplated by this Agreement or (ii) which if adversely determined would have a Material Adverse Effect (as defined in the JEDI Loan Agreement) on the Company.

          2.4.20 The Company shall have entered into leases replacing the NE Hinnant Lease and the Vela Lease referred to on EXHIBIT K to this Agreement, which leases shall in each case be on terms that are no less favorable to the Company in any material respect than the terms of the leases being replaced.

     2.5 COMPANY CONDITIONS TO CLOSING. The obligation of the Company to consummate the transactions contemplated hereunder is subject, at the option of the Company, to satisfaction or waiver of the following conditions (each of which is material) at or before Closing:

          2.5.1 Except as contemplated by this Agreement, (i) the representations and warranties of JEDI contained herein shall be true and correct in all material respects as of the Closing Date, with the same force and effect as though made at such time, and (ii) JEDI shall have performed in all material respects all obligations required of it by the terms of this Agreement to have been performed as of the Closing Date.

          2.5.2 The Company shall have received from JEDI the following, each dated as of the Closing Date, in form and substance reasonably satisfactory to the Company:

               (1) Certificates of JEDI, substantially in the forms annexed hereto as EXHIBIT I;

               (2) A certificate of an appropriate officer of Enron Capital Corp., as the General Partner of JEDI, substantially in the form executed hereto as EXHIBIT J; and

               (3) A certificate of the Secretary of State of Delaware, dated as of a recent date, as to the good standing of and payment of taxes by JEDI and as to the certificate of limited partnership of JEDI on file in the office of the Secretary of State.

          2.5.3 JEDI shall have executed and delivered to the Company such documents and instruments as may be necessary in the opinion of the Company and JEDI to effect, as of the Closing (i) the reconveyance to the Company or termination of the Wagner & Brown

Overriding Royalty and the Eugene Island Block 326 Overriding Royalty and (ii) the termination of the Production Agreements related thereto.

          2.5.4 The First Closing Transactions shall have been consummated and all of the conditions precedent to the Second Closing Transactions set forth in the Purchase Agreement (other than those set forth in Section 3.3(i)) shall have been satisfied or waived.

          2.5.5 The consummation of the Closing shall not violate the Hart-Scott-Rodino Act.

          2.5.6 There shall not be in effect in any Regulation that makes it illegal for the Company to perform at Closing its obligations under this Agreement or any JEDI Document or that enjoins the Company from performing such obligations.

          2.5.7 As of the Closing Date, no Action shall be pending or threatened (i) wherein an unfavorable judgment, decree or order could prevent, make unlawful or materially affect the consummation of the transactions contemplated by this Agreement or (ii) which if adversely determined would have a Material Adverse Effect (as defined in the JEDI Loan Agreement) on the Company.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF JEDI

     JEDI hereby represents and warrants to the Company as follows:

     3.1 ORGANIZATION; AUTHORITY. JEDI is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority under its Partnership Agreement and under the laws of the State of Delaware to execute, deliver and perform its obligations under this Agreement and each of the JEDI Documents to which it is a party and to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by JEDI pursuant to or in connection with this Agreement or any of the JEDI Documents.

     3.2 EXECUTION AND DELIVERY; ENFORCEABILITY. JEDI has taken all action necessary to authorize the due execution and delivery of this Agreement and the JEDI Documents and the performance of its obligations hereunder and thereunder. This Agreement has been, and upon execution and delivery, each other JEDI Document to which JEDI is a party shall be, duly executed and delivered by JEDI, and shall constitute the legal, valid and binding obligation of JEDI, enforceable against JEDI in accordance with its terms, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity.

     3.3  APPROVALS AND CONSENTS.  Except for the Approval referred to in
Section 2.4.1 or as may be required by the Acts or the Hart-Scott-Rodino Act, no Approval is required in connection with JEDI's execution and delivery of this Agreement or any of the JEDI Documents and the performance of its obligations hereunder or thereunder.

     3.4 NO VIOLATIONS. The execution and delivery by JEDI of this Agreement and each of the JEDI Documents to which it is a party and the performance of its obligations hereunder and thereunder will not cause a breach or violation of, or a default or event of default under, any provision of (i) the JEDI Partnership Agreement or any agreement, contract or arrangement, whether written or oral, to which JEDI is a party or by which JEDI is bound; (ii) any law, rule or regulation of any Governmental Body applicable to JEDI; or (iii) any decree, order, injunction or other decision of any court, arbitrator, or Governmental Body with jurisdiction over JEDI, the violation of which would have an adverse effect on its ability to perform its obligations hereunder.

     3.5 NO LITIGATION. There is no Action pending or, to the knowledge of JEDI, threatened against JEDI, that involves the Restructure Transaction or the Company/Anschutz Transaction.

     3.6 COMPLIANCE WITH LAWS. JEDI is neither in, nor has it received notice of a, violation of or default with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, which violation or default, individually or in the aggregate, could materially and adversely affect the ability of JEDI to perform its obligations hereunder or under any JEDI Document.

     3.7 PURCHASE FOR INVESTMENT. JEDI acknowledges that (i) the Tranche B Warrants will be issued and sold in reliance upon the exemption afforded by
Section 4(2) of the Securities Act; (ii) it is acquiring the Tranche B Warrants for investment and without any view toward distribution of any of the Tranche B Warrants (or, upon exercise thereof, the Tranche B Warrant Shares) to any other person in violation of the Securities Act; (iii) it will not sell or otherwise dispose of the Tranche B Warrants (or, upon exercise thereof, the Tranche B Warrant Shares) except in compliance with the registration requirements under the Securities Act and applicable state securities laws or available exemptions therefrom; and (iv) before any sale or any disposition of Tranche B Warrants (or, upon exercise thereof, the Tranche B Warrant Shares) which is not registered under the Securities Act or effected pursuant to Rule 144 under the Securities Act (unless the Company shall have been advised by counsel that such sale does not meet the requirements of Rule 144), it will deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is unnecessary.


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

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     4.1 REPRESENTATIONS AND WARRANTIES INCORPORATED. The Company hereby makes directly to JEDI each of the representations and warranties set forth in Sections 4.1, 4.2, 4.3(b)-4.5, 4.8, 4.23 and 4.27-4.32 of the Purchase
Agreement, and each such representation and warranty is expressly incorporated by reference herein; PROVIDED THAT (a) in each instance in which any such representation or warranty in the Purchase Agreement refers to (i) the disclosure of any item to "the Purchaser" or (ii) documents or other information being "provided," "made available," "furnished" or "delivered" to "the Purchaser," such reference shall be deemed in each instance to be modified to substitute "JEDI" for "the Purchaser"; (b) with respect to Section 4.3(b) of the Purchase Agreement, references to (i) "JEDI Transaction" shall be deemed to be modified to substitute "Company/Anschutz Transaction" therefor, (ii) "Second Closing Transactions" shall be deemed in each instance to be modified to substitute "Restructure Transaction" therefor, and (iii) "Second Closing" and "Second Closing Date" shall be deemed to be modified to substitute "Closing" and "Closing Date," respectively, therefor; and (c) with respect to each of Sections 4.3(b) and 4.31, each reference to "the Purchaser" shall be deemed to be modified to substitute "JEDI" therefor.

                                    ARTICLE V
                       ADDITIONAL COVENANTS OF THE PARTIES

     5.1 NOTIFICATION. Until the Closing, the Company and JEDI shall give prompt notice to the other party to this Agreement or any JEDI Document, as the case may be, of (i) the occurrence, or failure to occur of any event that would be likely to cause any representation or warranty of the party contained herein or in any JEDI Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of the party to perform or otherwise comply with, in any material respect, any covenant, condition or agreement to be performed or complied with by it under this Agreement or any JEDI Document. This covenant of notification shall not limit the right of the other party under Article II above to require as a condition precedent to the performance of its obligations under this Agreement the accuracy on the Closing Date of the representations and warranties in all material respects, and performance in all material respects of the covenants of the notifying party made in this Agreement or in any JEDI Document and to receive an unqualified certificate with respect to the same. JEDI shall promptly provide to its limited partner all information requested by the limited partner after the date hereof in connection with its evaluation of the Restructure Transaction and shall promptly advise the Company and Anschutz in writing if the condition set forth in Section 2.4.1 is satisfied.

     5.2 PUBLIC STATEMENTS. Until the Closing, the Company and JEDI shall consult with each other and no party shall issue any press release or written statement with respect to the transactions contemplated hereby without the consent of the other party, unless the party desiring to make such press release or written statement, after seeking such consent from the other party, obtains advice from legal counsel that a press release or written statement is required by applicable law.

     5.3 CONFIDENTIALITY. Information disclosed by any party or its representatives to any other party or its representatives, whether before or after the execution of this Agreement, shall be kept confidential by the other party and its representatives if the information was or is designated in writing as confidential and except in each case to the extent that (i) the information was known by the recipient when received or the information is or hereafter becomes lawfully obtainable from other sources, (ii) upon the advice of counsel, the disclosing party determines that disclosure to a Governmental Body having jurisdiction over such party is necessary or appropriate, (iii) upon the advice of counsel disclosure is required by applicable laws or regulations (in each of clause (ii) and (iii), after providing written notice of the proposed disclosure and the stated reason requiring such disclosure) or (iv) the duty as to confidentiality is waived in writing by the other party.

     5.4 FURTHER ASSURANCES. Until the Closing and indefinitely thereafter, promptly upon request by any other party, each party shall correct any defect or error in the execution or acknowledgment of any JEDI Document and execute, acknowledge and deliver such other documents and instruments as the requesting party may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and each JEDI Document, (ii) to enable the requesting party to exercise and enforce its rights and remedies and collect any payments and proceeds under this Agreement and any JEDI Document and (iii) to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under this Agreement and any JEDI Document or under each other instrument executed in connection with this Agreement and any JEDI Document.

     5.5 EXPENSES. Regardless of whether this Agreement is terminated in accordance with Article VII or whether the transactions contemplated by this Agreement are consummated, the Company shall pay all of JEDI's reasonable out-of-pocket legal and other professional fees (other than fees of independent accountants) and all other out-of-pocket fees and expenses incurred in connection with the negotiation and preparation of the letter of intent related to the Restructure Transaction, this Agreement and the JEDI Documents or which have been or shall be otherwise incurred in connection with the Restructure Transaction (including conducting the due diligence investigation contemplated by this Agreement, excluding, however, any accounting due diligence).

     5.6  COMPLIANCE WITH THE HART-SCOTT-RODINO ACT.

          5.6.1 COMPLIANCE. Upon exercise of the Tranche B Warrants, whether initiated by the Holder (as defined therein) or by the holder of the JEDI/Anschutz Option pursuant to the procedures set forth in Section 3.2(a) of the Tranche B Warrant, and if the Hart-Scott-Rodino Act so requires, the Company agrees promptly to prepare (or cause to be prepared) and file (or cause to be filed) with the DOJ and the FTC the Notification and Report Form required by the Hart-Scott-Rodino Act, and will in good faith and as expeditiously as possible take all other actions necessary to permit the issuance of the Tranche B Warrant Shares in compliance with the Hart-Scott-Rodino Act.

          5.6.2 COOPERATION. In connection with any filing under the Hart-Scott-Rodino Act made by the Company pursuant to Section 5.6.1, the Company agrees to (i) cooperate with any other person required to file in the preparation of such filing, (ii) promptly report to the other person all contacts received by the Company from the DOJ or the FTC regarding the transaction, and (iii) promptly respond to all formal and informal requests for additional information received from the DOJ or the FTC.

     5.7 SUSPENSION OF NON-COMPLIANCE. The parties hereto acknowledge that EXHIBIT K to this Agreement describes certain events of noncompliance by the Company with the requirements of the JEDI Loan Agreement. If at any time prior to Closing, JEDI becomes aware of the existence of any Event of Default (as defined in the Loan Agreement), which is not set forth on EXHIBIT K, JEDI shall promptly (but in any event prior to Closing) notify the Company in writing of same and if Closing occurs, such Event of Default shall be added to EXHIBIT K hereto. Any such addition to EXHIBIT K shall become effective only upon Closing. The parties hereto acknowledge that JEDI's decision to proceed with the Closing may be conditioned upon acceptable written arrangements pursuant to which the Company shall agree to correct or remedy any such Event of Default or provide other acceptable assurances with respect to any Losses that JEDI may suffer as a result of such Event of Default. For purposes of this Section 5.7, JEDI shall only be deemed to be aware of Events of Default that are within the actual knowledge of the officers and directors of the general partner of JEDI, Enron Capital & Trade Resources Corp. ("ECT") or Enron Finance Corp. ("EFC") or any employee of the general partner, ECT or EFC who has supervisory responsibility for the aspect of the business and affairs of the Company that relates to the relevant Event of Default. JEDI agrees that until the earlier of the Closing Date and the date on which this Agreement is terminated, JEDI will not enforce any of its rights with respect to any event of noncompliance specified on EXHIBIT K hereto. If the Second Amendment is not executed pursuant to the terms of this Agreement, then the suspension provided for herein shall terminate and JEDI shall have all of its rights set forth in the JEDI Loan Agreement. Except as expressly provided herein, JEDI does not waive any of its rights with respect to such noncompliance. If the Closing occurs, JEDI hereby waives any rights it may have against the Company (including, without limitation, the right to assert that an Event of Default has occurred and the right to exercise any remedies as a result thereof) and releases the Company from any liability with respect to the matters disclosed on EXHIBIT K (as the same may be amended in accordance with this Section 5.7).

     5.8 OPERATIONS BEFORE CLOSING. Until the Closing Date (unless this Agreement is terminated pursuant to Section 7.1), the Company shall conduct all operations with respect to the Mortgaged Properties in compliance with the procedures and limitations set forth in the Second Amendment.

     5.9 COMPANY/ANSCHUTZ TRANSACTION CLOSING. JEDI agrees that at the Second Closing, JEDI shall execute and deliver, or cause to be executed and delivered, to the Company and Purchaser the certificates, certified copies and opinion required to be delivered pursuant to of Section 3.3(i)(6) of the Purchase Agreement.

     5.10 PROXY STATEMENT. The Company shall cause the Proxy Statement and the distribution thereof to comply in all material respects with the Exchange Act and ensure that the Proxy Statement will not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders and at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting which has become false or misleading.

     5.11 AMENDMENTS TO PURCHASE AGREEMENT. The Company shall notify JEDI of any proposed amendment to the Purchase Agreement and shall provide JEDI with a copy of such proposed amendment no less than two Business Days prior to the date such amendment is executed by the Company and shall not enter into any amendment to the Purchase Agreement which could adversely affect JEDI without JEDI's prior written approval.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 INDEMNIFICATION. The Company shall indemnify and defend (a) JEDI, (b) each partner of JEDI, (c) each "controlling person" (within the meaning of Section 20 of the Exchange Act) of JEDI and each of its partners and (d) the shareholders, directors, officers, employees, agents and affiliates of each of the foregoing (each referred to herein as an "indemnified person"), and shall hold each indemnified person harmless from, any and all Losses in any way relating to or arising out of any of the following:

          6.1.1 any breach of the representations, warranties, covenants or agreements of the Company contained in this Agreement or any JEDI Document; and

          6.1.2 any Action brought against such indemnified person to the extent the Action arises out of or is attributable to the Transaction, excluding however any Action that is asserted by (a) one or more indemnified persons, (b) any person having a contractual or other relationship with one or more of such indemnified persons, which contractual or other relationship serves as the basis upon which such person has standing to bring such Action or (c) any Governmental Body in the exercise of its regulatory authority over the business and affairs of such indemnified person.

     The Company shall have no obligation under this Section to JEDI or any other person indemnified under this Section 6.1 with respect to any of the foregoing arising primarily out of the gross negligence or willful misconduct of JEDI or the other indemnified person, as the case may be, as determined by a final judgment of a court of competent jurisdiction. Notwithstanding anything herein or in any JEDI Document to the contrary, the terms and provisions of such documents, including the indemnification provisions set forth in this Article VI, shall not limit or otherwise affect in any way the terms of Section 6.03 of the JEDI Loan Agreement.

     6.2 INDEMNIFICATION PROCEDURES. If any Action indemnifiable under this Article shall be brought, asserted or threatened against any person indemnified under this Article, the indemnified person shall promptly notify the indemnifying person. A failure to notify the indemnifying person timely or at all shall reduce the liabilities and obligations of the indemnifying person under this Article only to the extent the indemnifying person actually shall be prejudiced by the failure. The indemnifying person shall assume the defense of the Action, including the employment of counsel satisfactory to the indemnified person and the payment of all related fees and expenses, but the indemnified person may employ separate counsel in the Action and participate in the defense of the Action at its own expense. The indemnified person, however, may by written notice to the indemnifying person assume the defense of the Action, including the employment of counsel, at the expense of the indemnifying person (except that the indemnifying person shall not be liable for the fees and expense of more than one such separate counsel with respect to the Action) if:

               (1) the indemnifying person fails to take one or more of the following acts without a delay that reasonably could be expected to be prejudicial to the interests of the indemnified person: (A) acknowledge in writing to the indemnified person the liability of the indemnifying person to the indemnified person under this Article with respect to the Action,
     (B) assume the defense, (C) post an indemnity or similar bond (in form and substance satisfactory to the indemnified person) in an amount equal to the full amount for which the indemnified person may be liable as a result of the Action (including penalties and interest) or provide other evidence satisfactory to the indemnified person of the ability of the indemnifying person to pay that amount in full or (D) employ counsel reasonably satisfactory to the indemnified person; or

               (2) the persons against whom the Action shall have been brought, asserted or threatened (including any impleaded parties) include both the indemnified person and the indemnifying person and the indemnified person is advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or in addition to those available to the indemnifying person; or

               (3) the indemnified person reasonably believes that the Action or an unfavorable resolution of the Action may materially and adversely affect the business, properties, operations, prospects or condition (financial or otherwise) of the indemnified person and its affiliates other than as a result of the payment of money damages.

If the indemnified person has assumed the defense of the Action pursuant to any of the conditions stated above, then the indemnifying person shall not have the right to assume the defense of the Action on behalf of the indemnified person and the indemnified person shall have the right to control the defense, compromise or settlement of any Action indemnifiable under this Article on behalf of and for the account and risk of the indemnifying person. The indemnifying person shall be bound by the result of the defense of any Action, whether the defense shall have been assumed by the indemnifying person or by the indemnified person, and shall indemnify the indemnified person against, and hold the indemnified person harmless from, any Loss in any way relating to or allegedly arising in connection with the matter or matters which shall be the basis of the Action or otherwise connected to the Action, except that the indemnifying person shall not be liable for the payment of the amount of money damages provided in a settlement of any Action indemnifiable under this Article defended by the indemnified person pursuant to the second or third conditions stated above that shall have been effected without the written consent of the indemnifying person, which consent shall not be unreasonably withheld.

     6.3 APPEAL. Notwithstanding anything in this Article to the contrary, if, in connection with an Action indemnifiable under this Article, a Governmental Body or authority of competent jurisdiction or other person having authority or jurisdiction over a matter or matters related to the Action shall have rendered, entered or granted a binding judgment, decision, ruling, order or award with respect to the matter or matters providing for the payment of money damages or the claimant and the indemnifying party shall have agreed to settle the Action for an amount of money damages without reservation of any rights or defenses against the indemnified person, and if the indemnified person elects to appeal the judgment, decision, ruling, order or award or declines to agree to the proposed settlement, as the case may be, then the indemnified person may continue to defend the Action, free of any participation by the indemnifying person, but the amount of any ultimate liability under this Article VI with respect to Losses related to or allegedly arising in connection with the matter or matters that shall have been comprehended by the judgment, decision, ruling, order or award or by the proposed settlement, as the case may be, shall then be limited to the amount of the judgment, decision, ruling, order or award or the amount of the proposed settlement, as the case may be, plus the other indemnified Losses of the indemnified person relating to the matter or matters through the date of its election to appeal or its rejection of the proposed settlement, as the case may be.

     6.4 CONTRIBUTION. If the indemnification provided for in this Article is unavailable to an indemnified person (other than by reason of exceptions provided in this Article), or is insufficient to hold harmless an indemnified person in respect of any Loss, then the indemnifying person, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the Loss in the proportion that is appropriate to reflect the relative fault of the indemnifying person on the one part and of the indemnified person on the other part in connection with the events or circumstances which resulted in the Loss as well as any other relevant equitable considerations. The relative fault of the indemnifying person on the one part and of the indemnified person on the other part shall be determined by reference to, among other things, those persons' relative intent, knowledge, access to information and opportunity to correct or prevent the events or circumstances resulting in the Loss. The amount of any Loss suffered, incurred or paid by any person shall be deemed to include all expenses incurred or paid by the person in connection with investigating or defending any action, including, but not limited to, the fees and expenses of counsel.

     6.5 NO LIMITATION ON OTHER RIGHTS OF RECOVERY. The indemnification set forth in this Article shall be in addition to any other obligations or liabilities of any indemnifying person to an indemnified person at common law or otherwise. The provisions of this Article shall not eliminate or otherwise limit the right of any indemnified person or any other person to seek to recover contribution, damages or otherwise enforce its rights against the indemnifying person or any other person without regard to the provisions of this Article. JEDI and the Company further agree that if at any time all or any part of any indemnification payment hereunder is or must be rescinded or returned to the person making such indemnity payment for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any person) the indemnification obligations of the person making such payment shall be reinstated with respect to such payment so rescinded or returned as though such payment had never been made or received.

                                   ARTICLE VII
                                   TERMINATION

     7.1  TERMINATION EVENTS.  This Agreement may be terminated as follows:

          7.1.1 Upon the mutual written consent of each of the parties hereto;

          7.1.2 By either of the parties hereto upon written notice to the other party if the Restructure Transaction shall not have been consummated by July 31, 1995; or

          7.1.3 By either of the parties hereto upon written notice to the other party at any time after termination of the Purchase Agreement.

     7.2 LIMITATION ON TERMINATION. Except with respect to Section 6.1.2 above regarding indemnification and Section 5.5 regarding payment of JEDI's expenses, each of which shall survive in accordance with their terms, upon termination of this Agreement, the parties hereto shall have no further rights and obligations hereunder; PROVIDED, HOWEVER, that termination of this Agreement shall not release, or be construed as releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any its covenants, agreements, duties or obligations arising hereunder or under any of the JEDI Documents.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 SURVIVAL. Except as otherwise specifically provided herein or in any JEDI Document, and notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation hereunder or under a JEDI Document, (i) each representation, warranty or covenant of each party made pursuant to this Agreement or any JEDI Document shall survive the Closing and remain in full force and effect until the last day of the eighteenth calendar month following the calendar month in which the Closing occurs and (ii) each party may assert or commence an Action against the other party with respect to the breach of any such representation, warranty or covenant on or before such date (but not thereafter) and may maintain any such action thereafter.

     8.2 NOTICES. Any notice, request, instruction, correspondence or other document to be given under this Agreement by either party hereto (each, a "NOTICE" for purposes of this Section 8.2) shall be in writing and (i) delivered in person or by courier service requiring acknowledgment of receipt of delivery;
(ii) mailed by certified mail, postage prepaid and return receipt requested;
(iii) or sent by telecopier, if appropriate. All Notices shall be sent to the address for each party set forth below, as the same may be amended from time to time upon proper Notice given by either party hereto:

     If to JEDI:         Joint Energy Development Investments
                           Limited Partnership
                         c/o Enron Capital Corp.
                         1400 Smith Street
                         Houston, Texas  77002
                         Attention:  Mr. Keith Power
                         Telecopier:  (713) 646-3602

     with a copy to:     Enron Capital & Trade Resources Corp.
                         1200 17th Street, Suite 2750
                         Denver, Colorado 80202
                         Attention:  Mr. Clifford Hickey
                         Telecopier:  (303) 534-2205

     If to the Company:  Forest Oil Corporation
                         1500 Colorado National Building
                         950 17th Street
                         Denver, Colorado  80202
                         Attention:  Mr. Kenton Scroggs
                         Telecopier:  (303) 592-2602

     Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by personal delivery, courier service or certified mail in the manners provided above. Any procedural modification pertaining to the delivery of Notice may be made in the same manner as any other amendment to this Agreement.

     8.3 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado, notwithstanding principles of conflicts of law.

     8.4 NO WAIVERS; RIGHTS CUMULATIVE. Unless expressly provided to the contrary (i) no failure or delay by any party in exercising any right, power or privilege hereunder or under any JEDI Document shall operate as a waiver of any such right, power or privilege; and (ii) a single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and the JEDI Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     8.5 REMEDIES. With respect to disputes between the parties as to the validity of a party's refusal to perform its obligations hereunder on the grounds that a condition to its obligations hereunder has not been satisfied, and provided that the party asserting the failure of such condition is acting in good faith, neither party shall be liable to the other for any lost or prospective profits or any other special, consequential, incidental or indirect losses or damages in connection therewith. With respect to all other disputes arising between the parties, each party shall be entitled to seek such remedies, damages and other relief as may be available under applicable law.

     8.6 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement or any JEDI Document (or any schedule or exhibit hereto or thereto), and no consent by any party to a departure from any provision of this Agreement or such JEDI Document, shall be effective unless it shall be in writing and signed and delivered by the other party(ies) to this Agreement or the JEDI Document as the case may be, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

     8.7 ENTIRE AGREEMENT. This Agreement, together with any schedules and exhibits attached hereto, and any documents delivered pursuant hereto, including the JEDI Documents, shall constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, including, without limitation, the letter of intent dated
April 27, 1995, between the Company and JEDI.

     8.8 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, conveyed, transferred or otherwise disposed of, by operation of law or otherwise, by any party hereto without the prior written consent of the other party; PROVIDED, HOWEVER, that notwithstanding the foregoing, JEDI may assign, convey or transfer any or all of its rights, privileges and obligations hereunder (i) to any direct or indirect affiliate of JEDI organized under the laws of any of the United States, (ii) any entity managed by Enron Corp. or one of its affiliates or for which Enron Corp. or one of its affiliates acts as administrative agent, or (iii) to any financial institution financing or refinancing the transactions contemplated by this Agreement. Any assignment, conveyance, transfer or other disposition made or attempted in violation of this Section 8.8 shall be void and of no effect.

     8.9 SEVERABILITY. If a minor or immaterial provision of this Agreement (i.e., one that does not affect the essential nature of, or consideration for, the arrangement among the parties reflected hereby) is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, such declaration shall not affect the validity or enforceability of the remaining provisions of this Agreement, which shall continue in full force and effect. In such event, however, the parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provision with a valid, legal and enforceable provision that places each party in substantially the same position it would have been in had such original provision been valid, legal and enforceable. If any one or more of the provisions contained in Article VI of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provisions had never been contained in this Agreement and such provisions shall be reformed so that they would be valid, legal and enforceable to the maximum extent permitted by law.

     8.10 HEADINGS; SCHEDULES. The headings of the several Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The exhibits and schedules referred to herein and attached hereto are incorporated in this Agreement by this reference.

     8.11 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties execute this Agreement effective as of the date first set forth above.


                              JOINT ENERGY DEVELOPMENT INVESTMENTS
                                LIMITED PARTNERSHIP

                              By:   Enron Capital Corp., its General Partner


                                   By: /s/ Clifford P. Hickey
                                       -----------------------------------------
                                        Clifford P. Hickey
                                        Attorney-in-Fact


                              FOREST OIL CORPORATION



                              By: /s/ William L. Dorn
                                 -----------------------------------------------
                                   William L. Dorn
                                   Chairman of the Board and
                                   Chief Executive Officer

                                    EXHIBIT B

                                SECOND AMENDMENT

                       SECOND AMENDMENT TO LOAN AGREEMENT


     This Second Amendment to Loan Agreement (this "Amendment") is made and entered into as of [effective date] ("Amendment Date"), by and between FOREST OIL CORPORATION, a New York corporation, with principal offices at 950 17th Street, Colorado National Building, Denver, Colorado 80202 (the "Borrower"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 1400 Smith Street, Houston, Texas 77002 (the "Lender").

     WHEREAS, reference for all purposes is hereby made to that certain Loan Agreement dated December 28, 1993, between the Borrower and the Lender, as amended by the First Amendment to Loan Agreement dated as of December 28, 1993 (as so amended, the "Agreement");

     WHEREAS, the Borrower and the Lender desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of ten dollars ($10.00) and other good and valuable consideration, the Borrower and the Lender hereby agree as follows:

     1. Section 1.01 of the Agreement is amended by replacing or inserting the following defined terms, as appropriate:

          "ANSCHUTZ" shall mean The Anschutz Corporation, a Kansas corporation.

          "ANSCHUTZ NOTICE" shall mean the written notice delivered from the holder of the Anschutz Option as provided for in the Anschutz Option, which notice shall specify (i) the number of shares of Common Stock the holder of the Anschutz Option is electing to acquire pursuant to the Anschutz Option, (ii) the Anschutz Option Price, and
     (iii) the Gross Warrant Proceeds.

          "ANSCHUTZ OPTION" shall mean the JEDI/Anschutz Option dated as of the Amendment Date made by the Lender in favor of Anschutz granting Anschutz the right to cause the Lender to exercise the Tranche B Warrant held by Lender and purchase the resulting shares of Common Stock substantially in the form of Exhibit M to the Anschutz Purchase Agreement with such changes as may be approved by the Borrower, the Lender and Anschutz.

          "ANSCHUTZ OPTION PRICE" shall have the meaning of the term "Option Price" as defined in the Anschutz Option.

          "ANSCHUTZ PURCHASE AGREEMENT" shall mean the Purchase Agreement dated as of May [__], 1995 by and between Borrower and Anschutz, as the same may be amended from time to time.

          "APPLICABLE INTEREST RATE" shall mean with respect to the Tranche A Loan 12.5% per annum. The Tranche B Loan shall be a non-interest bearing loan.

          "APPROVED OVERRUN EXPENSES" means with respect to any Overrun Expenses that are approved by Lender pursuant to Section 2.18, 80% of Borrower's share of the actual amount of Overrun Expenses, not to exceed 80% of 110% of Borrower's share of the Overrun Expenses set forth in the Supplemental AFE.

          "ASSIGNMENT" shall mean an Assignment and Bill of Sale in substantially the form of Exhibit R.

          "CAPITAL EXPENSES" means (i) with respect to any Scheduled Capital Operation proposed by Borrower prior to the Conveyance Expiration Date that is approved by Lender, 80% of the costs actually incurred by Borrower to conduct such Scheduled Capital Operation, not to exceed 80% of 110% of Borrower's share of the amount of the Scheduled Capital Operation as set forth in the AFE approved by Lender for such operation and (ii) with respect to any Scheduled Capital Operation proposed by Borrower after the Conveyance Expiration Date
     (a) if Borrower elects not to submit an AFE for such Scheduled Capital Operation, 80% of the costs actually incurred by Borrower to conduct such Scheduled Capital Operation, not to exceed 80% of 110% (80% of 115% from and after January 1, 1998) of Borrower's share of the amount of the Scheduled Capital Operation as set forth on Schedule I or (b) if Borrower submits an AFE pursuant to Section 2.02(b) and such AFE is approved by Lender, 80% of the costs actually incurred by Borrower to conduct such Scheduled Capital Operation, not to exceed 80% of 110% of Borrower's share of the amount of the Scheduled Capital Operation as set forth in the AFE approved by Lender for such operation, (iii) with respect to any Approved Nonscheduled Capital Operation, 80% of the costs actually incurred by Borrower to conduct such Approved Nonscheduled Capital Operation, not to exceed 80% of 110% of Borrower's share of the amount of the Approved AFE, (iv) Approved Overrun Expenses, and (v) Mandatory Capital Expenses.

     Notwithstanding anything to the contrary set forth herein, the following shall apply in determining Capital Expenses:

          (a) Capital Expenses shall not include any cost in excess of $500,000 incurred by Borrower for any Capital Operation unless prior to the Payment Date on which such Capital Expense would be deducted in computing the Monthly Payment Amount due on such Payment Date Borrower has actually paid such Capital Expense;

          (b) Capital Expenses shall be determined in accordance with the applicable Accounting Procedure, and shall not include any general, administrative or office charges or overhead, except as permitted by the applicable Accounting Procedure;

          (c) If Lender exercises its rights under Section 6.04 to suspend the deduction of Capital Expenses, none of the costs thereafter incurred by Borrower to conduct Capital Operations shall be considered as Capital Expenses, except for such costs as are approved in writing by Lender; and

          (d) Capital Expenses shall not include any costs incurred with respect to a Capital Operation that (i) has not been properly approved by Lender (if such approval is required hereunder), or (ii) constitutes an Excluded Operation pursuant to Section 2.03(d). In addition, Capital Expenses shall not include Overrun Expenses that do not constitute Approved Overrun Expenses.

          "COMMON STOCK" shall mean the common stock, $.10 par value per share of the Borrower (including the associated rights).

          "CONVEYANCE DATE" shall have the meaning set out in Section 2.16(a) below.

          "CONVEYANCE ELECTION DATE" shall mean the date that Borrower provides Lender with written notice of its election to exercise the Conveyance Option.

          "CONVEYANCE EXPIRATION DATE" shall mean the date occurring thirty
     (30) days after the Option Commencement Date.

          "CONVEYANCE OPTION" shall have the meaning set out in Section 2.16(a) below.

          "CUELLAR LEASE" shall mean that certain Oil and Gas Lease dated September 9, 1993 between Rafael San Miguel, Trustee and Jacob C. Rathmell, et. al, as Lessor, and Wagner & Brown, as Lessee, recorded at Book 489, Page 446 of the Official Records of Zapata County, Texas.

          "EXCLUDED OPERATION" shall have the meaning set out in Section
     2.03(d).

          "EXCLUDED OPERATION COSTS" shall have the meaning set out in
     Section 2.03(d).

          "EXCLUDED OVERRUN EXPENSES" shall have the meaning set out in
     Section 2.18.

          "EXCLUDED OVERRUN OPERATION" shall have the meaning set out in
     Section 2.18.

          "EXTINGUISHED OBLIGATIONS" shall mean all unpaid principal and interest on the Loan as of the Conveyance Date.

          "FAIR MARKET VALUE OF RETAINED PROPERTIES" shall have the meaning set out in Section 2.16(f).

          "FINAL MATURITY DATE" shall mean the following dates with respect to the Tranche A Loan and the Tranche B Loan:

          TRANCHE             FINAL MATURITY DATE
          -------             -------------------
          Tranche A Loan      December 31, 2000
          Tranche B Loan      December 31, 2002

          "GROSS WARRANT PROCEEDS" shall mean, with respect to the proceeds from any exercise of the Tranche B Warrant, an amount equal to the product of the Anschutz Option Price multiplied by the number of shares of Common Stock to be acquired by the holder of the Anschutz Option, which number of shares shall be set forth in the Anschutz Notice.

          "LOAN" shall mean the loan made pursuant to Section 2.01, which is subdivided into the Tranche A Loan and the Tranche B Loan, and any additions to the principal thereof pursuant to Section 2.04.

          "LOAN TRANCHE" shall mean the Tranche A Loan or the Tranche B
     Loan.

          "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Security Instruments, the Warrants, the Registration Rights Agreement, any amendment agreements amending the foregoing, and all other documents, certificates, instruments, and agreements executed and delivered pursuant to this Agreement or in connection herewith, as the same may be amended, supplemented, modified, renewed, or extended from time to time.

          "MANDATORY CAPITAL EXPENSES" shall mean 80% of Borrower's share of the costs actually incurred in connection with the Borrower obtaining extensions to or new leases replacing the leases identified on Exhibit S, which costs shall not exceed 80% of 110% of Borrower's share of such costs as identified on Exhibit S.

          "MORTGAGED PROPERTIES" shall mean (i) all Oil and Gas Properties subject to Liens in favor of the Lender under the Security Instruments, including, but not limited to, the Development Properties, the Sandefer Properties, the Wagner & Brown Properties, and all Hydrocarbon production therefrom, and (ii) any other Oil and Gas Property and the Hydrocarbon production therefrom that is hereafter subjected to Liens in favor of the Lender under the Security Instruments, LESS AND EXCEPT (iii) any portion of said Oil and Gas Properties which have been released in writing by Lender from such Liens.

          "NET WARRANT PROCEEDS" shall mean, with respect to the proceeds from any exercise of the Tranche B Warrant, an amount equal to the product of $2.00 (subject to adjustments comparable to the adjustments to the Warrant Price as specified in the Tranche B Warrant) multiplied by the number of shares of Common Stock to be acquired by the holder of the Anschutz Option, which number of shares shall be set forth in the Anschutz Notice.

          "OPTION COMMENCEMENT DATE" shall mean the first Business Day occurring after the Initial Expiration Date (as defined in the Tranche A Warrant as in effect on even date herewith) or if the Tranche A Warrant is extended pursuant to the terms of Section 3.1(b) of the Tranche A Warrant, then the first Business Day occurring after the Expiration Date (as defined in the Tranche A Warrant as in effect on even date herewith).

          "OVERRIDING ROYALTY RECONVEYANCE" shall mean such documents and instruments as may be satisfactory in form and content to Borrower and Lender and which effect a termination or reconveyance of (i) the Eugene Island Block 326 Overriding Royalty, (ii) the Wagner & Brown Overriding Royalty, (iii) the

     Production Agreement (Eugene Island Block 326) and (iv) the Production Agreement (Wagner & Brown).

          "OVERRUN EXPENSES" shall mean (i) with respect to any Capital Operation for which an AFE was previously submitted to and approved by JEDI prior to the commencement of work on such operation, Borrower's share of the costs incurred in connection with such operation that are in excess of 110% of the amount set forth on such AFE and (ii) with respect to any Scheduled Capital Operation proposed after the Conveyance Expiration Date and for which no AFE was submitted by Borrower to Lender prior to the commencement of operations, Borrower's share of the costs incurred in connection with such operation that are in excess of 110% (115% from and after January 1, 1998) of Borrower's share of the amount of such Scheduled Capital Operation as set forth on Exhibit I.

          "PAYMENT DATE" shall mean [_________](1), 1995, and the last Business Day of each month thereafter continuing through and including the Final Maturity Date applicable to the last Loan Tranche outstanding.

          "PRIOR CAPITAL OPERATIONS" means the operations described on the first page of Exhibit I that is attached to the Loan Agreement dated December 28, 1993, between Borrower and Lender without giving effect to the terms of this Amendment.

          "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated as of the Amendment Date between the Borrower and the Lender related to the registration of the shares of Common Stock which would be issued in connection with the exercise of the Tranche B Warrant substantially in the form of Exhibit B to the Anschutz Purchase Agreement, with such changes as may be approved by the Borrower, the Lender and Anschutz.

          "REPLACEMENT INTERESTS" shall have the meaning set out in Section 4.05(b).

          "REQUIRED TRAILING TWELVE MONTH CASH FLOW" means as of any Semiannual Payment Date after December 31, 1995, the applicable amount set forth on Exhibit J, as the same may be adjusted pursuant to the terms of Section 2.17 hereof.

- ----------------------
(1) Date to be inserted will be the end of month during which the Amendment Date falls unless a Payment Date has already occurred during such month, in which case the end of the next succeeding month.

          "RETAINED PROPERTIES" shall have the meaning set out in Section
     2.16(f).

          "SCHEDULED CAPITAL OPERATION" shall mean any operation described in Exhibit I hereto other than a Prior Capital Operation.

          "SCHEDULED PRINCIPAL AMOUNT" shall mean as of any Semiannual Payment Date after December 31, 1995, the applicable amount set forth in Exhibit J, as the same may be adjusted pursuant to the terms of
     Section 2.17 hereof.

          "SUPPLEMENTAL AFE" shall have the meaning given to such term in
     Section 2.18.

          "TRANCHE A LOAN" shall mean the portion of the Loan which is designated as the Tranche A Loan pursuant to Section 2.01(a).

          "TRANCHE A WARRANT" shall mean the Tranche A Warrant executed on even date herewith to purchase 19,444,444 shares of the Common Stock of the Borrower.

          "TRANCHE A WARRANT PROCEEDS" shall mean an amount equal to the greater of (i) the product of $2.10 (subject to any appropriate adjustment to reflect adjustments pursuant to the anti-dilution provisions as provided for in Section 1.3 of the Anschutz Purchase Agreement and Section 7.1 of the Tranche A Warrant) multiplied by the number of shares of Common Stock to be acquired by the holder of the Tranche A Warrant pursuant to the terms of the Tranche A Warrant or
     (ii) all proceeds payable to Borrower or its designee upon the exercise of the Tranche A Warrant. In addition to the foregoing, if the holder of the Tranche A Warrant receives consideration from or on behalf of the Borrower with respect to either an exchange of the Tranche A Warrant or an election by the holder of the Tranche A Warrant not to exercise the rights provided for in the Tranche A Warrant, then such additional consideration shall be deemed Tranche A Warrant Proceeds and Borrower shall deliver to Lender an amount equal to the fair value of such consideration.

          "TRANCHE B LOAN" shall mean the portion of the Loan which is designated as the Tranche B Loan pursuant to Section 2.01(a).

          "TRANCHE B WARRANT" shall mean the Tranche B Warrant executed on even date herewith to purchase up to 11,250,000 shares of Common Stock issued to the Lender.

          "WARRANTS" shall mean the Tranche A Warrant and the Tranche B
     Warrant.

          "WARRANT PREMIUM" shall mean an amount equal to the Gross Warrant Proceeds reduced by the Net Warrant Proceeds.

          "WINDOW PERIOD" shall have the meaning given such term in Section
     4.17.

     2. Article 2 of the Agreement is amended in its entirety to read as follows:

                                    ARTICLE 2

                            AMOUNT AND TERMS OF LOAN

          Section 2.01  THE LOAN; PRIORITY OF LOAN TRANCHES IN LIQUIDATION.

          (a) The Lender has made a loan to the Borrower (the "Loan"), which as of the Amendment Date, has an outstanding principal balance
     of $[             ], together with accrued but unpaid interest thereon
     in the amount of $[           ].  The Loan is subdivided into two
     tranches. As of the Amendment Date, the first tranche (the "Tranche A Loan") has an outstanding principal balance of $40,000,000 and accrued
     but unpaid interest in the amount of $[             ].(2)  As of the
     Amendment Date, the second tranche (the "Tranche B Loan") has an outstanding principal balance of $[___________________](3). The Loan, including the Tranche A Loan and the Tranche B Loan, is not revolving and amounts prepaid or repaid may not be reborrowed. The Lender has no commitments to make further advances on the Loan. Amounts of accrued and unpaid interest that are added to the Tranche A Loan pursuant to Section 2.04(b) shall not constitute further advances on, or reborrowings under, the Loan. The Loan made by the Lender to the Borrower pursuant to this Agreement shall be evidenced by the Note.

          (b) Notwithstanding any other provisions of the Note or this Agreement regarding the application of payments against the amounts due with respect to the Loan, upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors,



- ---------------

(2) Amount to equal all accrued but unpaid interest on the Loan as of the Amendment Date.

(3) Outstanding principal balance of the Loan as of the Amendment Date less $40,000,000.

      sale of assets for creditors, dissolution, liquidation, or marshalling of the assets of the Borrower (each, a "Bankruptcy Event"), other than with respect to the application of the proceeds of the Warrants under
      Section 2.08(c), (d) and (e) hereof, which shall remain controlled by
      Section 2.08(c), (d) and (e) hereof, all amounts received for application against the Loan or any interest, prepayment premiums, and other amounts due with respect to the Loan, shall be applied first to the amounts due with respect to the Tranche A Loan, including all principal, interest and other amounts due with respect to the Tranche A Loan, whether incurred before or after such Bankruptcy Event, and then to any amounts due with respect to the Tranche B Loan. This Section shall have no impact on the application of payments against amounts due with respect to the Loan prior to the occurrence of any Bankruptcy Event.

          Section 2.02  AFE APPROVAL FOR SCHEDULED CAPITAL OPERATIONS.

          (a) Prior to the Conveyance Expiration Date, AFE approval for Scheduled Capital Operations shall be required as provided for in
     Section 2.03(a). The rights and obligations of Lender and Borrower in the event Lender rejects or approves any such Scheduled Capital Operation are set forth in Section 2.03(a).

          (b) If after the Conveyance Expiration Date Borrower determines that the estimated cost of completing a Scheduled Capital Operation exceeds the cost set out in Schedule I, then prior to commencing such operation Borrower may, but shall not be obligated to, submit to Lender an AFE setting forth Borrower's best estimate of the cost of such operation. Any AFE submitted by Borrower pursuant to the terms of this Section 2.02(b) shall contain all of the information as required pursuant to Section 2.03(a). Upon receipt of any such AFE, Lender shall comply with the time requirements set out in Section 2.03(c). If Lender approves such AFE, then Borrower shall be obligated to complete such operation as provided in Section 4.17 and the cost of such operation shall be accounted for as provided in clause (ii)(b) of the definition of Capital Expenses. If Lender rejects or is deemed to have rejected such AFE, then Borrower may either (i) elect not to commence such operation and Borrower's obligation to complete such Scheduled Capital Operation under Section
     4.17 shall be deemed waived by the Lender or (ii) complete such operation pursuant to the provisions set out in Section 2.03(d). If Lender rejects or is deemed to have rejected such AFE and Borrower has elected not to commence such operation, then Exhibit J to this Agreement shall be revised as provided for in Section 2.17.

          (c) Borrower shall have the right to propose commencing an operation described on Schedule I prior to the applicable Window Period. If such earlier date and the AFE submitted with respect to such operation are consented to by Lender, then Borrower shall commence such operation within 60 days after Borrower's receipt of such consent and thereafter conduct such operation as a reasonable and prudent operator. The costs of any such operation shall be accounted for as provided in clause (i) of the definition of Capital Expenses. If Lender elects not to consent to the proposed earlier commencement date, then Borrower shall be prohibited from proceeding with such operation at the earlier date and shall instead be obligated to comply with the time requirements set forth in Section 4.17.

          Section 2.03  CONDUCTING CAPITAL OPERATIONS.

          (a) Prior to the Conveyance Expiration Date Borrower shall not commence any Capital Operation on the Mortgaged Properties, including Scheduled Capital Operations and Nonscheduled Capital Operations, without first obtaining Lender's written consent as provided in
     Section 2.03(c). To obtain such consent Borrower shall as to each operation submit to Lender an AFE setting forth among other things the estimated commencement date, the proposed depth, the objective zone or zones to be tested, the surface and bottom hole locations, applicable details regarding directional drilling, the equipment to be used and the estimated costs of the operation, and such other information as Lender reasonably may request. Lender shall respond to such AFE as provided for in Section 2.03(c) below. If Lender consents to a Capital Operation pursuant to the terms of this Section 2.03(a), then Borrower shall commence such operation within 60 days after receipt of such consent and thereafter conduct such operation as a reasonable and prudent operator. If Lender elects not to consent to a Scheduled Capital Operation pursuant to the terms of this Section 2.03(a), then Borrower's obligation to complete such Scheduled Capital Operation shall terminate and Exhibit J to this Agreement shall be revised as provided for in Section 2.17 below. If prior to the Conveyance Expiration Date Lender elects not to consent to a Capital Operation pursuant to this Section 2.03(a), Borrower may not perform such Capital Operation but may re-propose such Capital Operation pursuant to Sections 2.02(b) or 2.03(b), as applicable, after the Conveyance Expiration Date.

          (b) After the Conveyance Expiration Date Borrower shall not commence any Nonscheduled Capital Operation on the Mortgaged
     Properties without first submitting such Nonscheduled Capital Operation to Lender for its consent pursuant to this Section 2.03(c). With respect to each Nonscheduled

     Capital Operation submitted pursuant to the preceding sentence, Borrower shall submit to Lender an AFE complying with the requirements set forth in
     Section 2.03(a).  Lender shall respond to such AFE as provided for in
     Section 2.03(c) below. If Lender consents to a Nonscheduled Capital Operation pursuant to the terms of this Section 2.03(b), then Borrower shall commence such operation within 60 days after receipt of such consent and thereafter conduct such operation as a reasonable and prudent operator. If Lender elects not to consent to such Nonscheduled Capital Operation, then Borrower shall have the option of either not proceeding with such operation or completing such operation as provided for in Section 2.03(d) below.

          (c) With respect to any AFEs submitted pursuant to the terms of Sections 2.02(b), 2.02(c), 2.03(a), 2.03(b), 2.18, and 2.20, Lender
     shall have ten (10) Business Days (48 hours if the rig is on location and Borrower notifies Lender of such circumstance at the time the AFE or Supplemental AFE is submitted for approval, or sixty (60) Business Days if the AFE involves the construction of a platform and/or facilities either as a part of the well proposal or as a separate proposal) after receipt of such AFE and all other information requested by Lender within which to approve the proposed AFE and the related operation. Failure of Lender to notify Borrower in writing within such period of time of such approval shall be deemed disapproval of the proposed AFE and the related operation. If, however, Lender notifies Borrower in writing prior to the expiration of such period that it consents to Borrower's AFE, Lender shall be deemed to have consented to the commencement and completion by Borrower of such operation pursuant to such AFE. In addition, if within 60 days after Borrower's receipt from Lender of a consent as provided for pursuant to the terms of this Section 2.03 Borrower has not commenced the operation covered by such consent, such consent shall be void and Borrower shall be required to resubmit the applicable AFE and operation to Lender for its approval as provided for in this Section 2.03.

          (d) If after the Conveyance Expiration Date Lender elects not to consent or is deemed to have elected not to consent to a Capital
     Operation and the related AFE submitted by Borrower pursuant to
     Section 2.02(b) or 2.03(b), then Borrower shall have the following options: (x) Borrower may elect not to perform such Capital
     Operation, and if such Capital Operation is a Scheduled Capital
     Operation, Borrower's obligation to complete such Scheduled Capital Operation shall terminate and Exhibit J to this Agreement shall be revised as provided for in Section 2.17; or (y) Borrower may complete at its sole cost and expense the operation provided for in such AFE ("Excluded Operation") and the costs and revenues attributable to such Excluded Operation shall be accounted for as follows:

               (i) Borrower shall be solely responsible for the payment of its share of all costs incurred by Borrower to conduct the Excluded Operation ("Excluded Operation Costs"); provided, however, notwithstanding anything in this Agreement or the Security Instruments to the contrary, Borrower shall be entitled to the Net Operating Cash Flow, if any, that is attributable solely to the Excluded Operation until such date as the Borrower has received an amount equal to 200% of the Excluded Operation Costs. For purposes of calculating Net Operating Cash Flow, Net Production Revenues and Operating Costs with respect to the Excluded Operation, the commencement date for such calculations shall be the completion date of the Excluded Operation.

               (ii) All Net Operating Cash Flow to which Borrower is entitled pursuant to Section 2.03(d)(i) shall be excluded from the calculation of the Monthly Payment Amount. At such time as Borrower has received Net Operating Cash Flow from the Excluded Operation equal to 200% of the Excluded Operation Costs, the Net Operating Cash Flow related to the Excluded Operation shall no longer be excluded from the calculation of the Monthly Payment Amount and shall instead be included in such calculations.

               (iii) Nothing in this Section 2.03(d) shall in any manner waive, limit or otherwise affect the Liens granted pursuant to the Security Instruments against the Mortgaged Properties subject to the Excluded Operation.

          Section 2.04  INTEREST AND ADDITIONS TO PRINCIPAL.

          (a) The aggregate outstanding principal amount of the Tranche A Loan shall bear interest at the Applicable Interest Rate. Past due interest, principal (including principal on the Tranche B Loan), and other amounts hereunder shall bear interest at the Past Due Rate from the date due until paid. All interest accrued hereunder shall be computed on the per annum basis of a year of 365 or 366 days, as the case may be, and for the actual number of days (including the first day but excluding the last day) elapsed.

          (b) Accrued but unpaid interest on the Loan shall be paid monthly on each Payment Date in an amount equal to the lesser of (i) the accrued but unpaid interest on such Payment Date or (ii) the Monthly Payment Amount computed as of the end of the second month preceding the month in which such Payment Date falls. For example, with respect to the Payment Date occurring on September 29, 1995, accrued but unpaid interest shall be paid to the extent of the Monthly Payment Amount computed as of the end of the month of July, 1995. Any accrued but unpaid interest remaining outstanding on the Tranche A Loan after application of such payments on each Payment Date shall not be considered past due at such time, but shall be added to the principal amount of the Tranche A Loan.

          Section 2.05 PRINCIPAL REPAYMENT. All outstanding principal, including any amounts which have been added to principal, and all accrued but unpaid interest on each Loan Tranche shall be due and payable on the Final Maturity Date applicable to such Loan Tranche.

          Section 2.06 NOTE. To evidence the Loan made by the Lender pursuant to this Agreement, the Borrower will issue, execute and deliver the Note in the principal amount of $100,000,000 dated as of the date of this Agreement. At the time the Loan is made hereunder or payment (including, without limitation, prepayments) is made on the Note, the Lender is hereby irrevocably authorized by the Borrower to make an appropriate notation on a ledger forming a part of the Note reflecting the amount of each Loan Tranche loaned or paid and the date thereof; provided however, the failure of the Lender to do so shall not relieve the Borrower or any other liable party of its liability hereunder or under the Note or subject the Borrower or any other liable party to additional liability under the Note. Furthermore, the Lender is hereby irrevocably authorized by the Borrower to attach to and to make a part of the Note a continuation of any such schedule of payments, as and when required, reflecting the amount of each Loan Tranche paid (including payments made pursuant to Section 2.08) and the date of such payment. The aggregate unpaid amount of each Loan Tranche reflected by the notations by the Lender on its records or a ledger sheet or sheets affixed to the Note shall be deemed rebuttably presumptive evidence of the principal amount owing on such Loan Tranche under the Note. Interest on the Tranche A Loan shall be calculated on the unpaid sums actually loaned and outstanding pursuant to the terms of this Agreement (including accrued but unpaid interest added to principal in accordance with the terms hereof) and interest shall accrue only for the period from the date or dates advanced (or, in the case of accrued but unpaid interest added to principal in accordance with the terms hereof, from the date such interest was added to principal) until repaid. The liability for payment of principal evidenced by the Note shall be limited to the principal amounts actually loaned and outstanding or added to principal pursuant to this Agreement.

          Section 2.07 VOLUNTARY PREPAYMENTS. The Borrower may at its option prepay the outstanding principal amount of the Loan, in whole or from time to time in part (but no partial prepayment shall be less than $1,000,000), upon giving the Lender at least five Business Days' prior notice of the aggregate principal amount to be prepaid, and in the event of any such notice being given, the amount so notified shall be due and payable on the day so notified, together with accrued but unpaid interest on the outstanding principal amount of each Loan Tranche being prepaid to the date of prepayment. All prepayments made under this paragraph shall be applied first to the outstanding principal balance of the Tranche A Loan and then to the outstanding principal balance of the Tranche B Loan.

          Section 2.08  MANDATORY PREPAYMENTS.

          (a) On each Payment Date, the Borrower shall prepay the principal amount of the Loan outstanding hereunder in an amount equal to the amount by which the Monthly Payment Amount computed as of the end of the second month preceding the month in which such Payment Date falls exceeds the interest due on the Loan on such Payment Date. In addition, on any Payment Date on which the outstanding principal amount of the Loan exceeds, or would pursuant to any of the provisions hereof exceed, the Maximum Principal Amount, the Borrower will prepay the outstanding principal amount of the Loan by an amount sufficient to reduce the outstanding principal amount on such Payment Date to the Maximum Principal Amount. Borrower will give the Lender at least five Business Days prior notice of the aggregate principal amount to be prepaid on each Payment Date pursuant to this paragraph. Prepayments of principal under this paragraph shall be without premium or penalty. All prepayments due under this paragraph shall be applied first to the payment of all accrued but unpaid interest on the Tranche A Loan, then to the principal due on the Tranche A Loan, then to the principal due on the Tranche B Loan.

          (b) If on any Semiannual Payment Date (i) the aggregate outstanding principal amount of the Loan exceeds, or would pursuant to any of the provisions hereof exceed, the Scheduled Principal Amount for such date and (ii) the corresponding Trailing Twelve Month Cash
     Flow for the twelve month period ending at the end of the second preceding month is less than the Required Trailing Twelve Month Cash
     Flow for such Semiannual Payment Date, the Borrower shall on such Payment Date prepay the outstanding principal amount of the Loan by the amount necessary to reduce the outstanding principal balance of the Loan to the Scheduled Principal Amount applicable to such Semiannual Payment Date. Borrower will give the Lender at least five Business Days' prior notice of the aggregate principal amount to be prepaid on the Loan on each Semiannual Payment Date pursuant to this paragraph. Prepayments of principal under this paragraph shall be without premium or penalty, and shall be made together with payment of all accrued but unpaid interest on the outstanding principal amount of the Loan to the date of prepayment. All prepayments due under this paragraph shall be applied first to the payment of all accrued but unpaid interest on the Tranche A Loan, then to the principal due on the Tranche A Loan, then to the principal due on the Tranche B Loan.

          (c) If any Indebtedness is outstanding, Borrower shall cause Lender to receive all of the Tranche A Warrant Proceeds. Any Tranche A Warrant Proceeds received by Lender shall be applied to the outstanding Indebtedness in the following order: First to the payment of all accrued but unpaid interest on the Tranche A Loan, then to the principal due on the Tranche A Loan, then to the principal due on the Tranche B Loan, and finally to any other fixed, agreed upon or liquidated amount of the outstanding Indebtedness. Any surplus shall be paid to the Borrower within 3 Business Days after Lender's receipt of such proceeds.

          (d) If the Anschutz Option is exercised, Lender shall be entitled to receive from Anschutz the Gross Warrant Proceeds in accordance with the terms of the Anschutz Option. All Net Warrant Proceeds received by Lender in connection with the exercise of the Anschutz Option shall be applied to the outstanding Indebtedness in the following order: First to the principal due on the Tranche B Loan, then to the payment of all accrued but unpaid interest on the Tranche A Loan, then to the principal due on the Tranche A Loan, and finally to any other fixed, agreed upon or liquidated amount of the outstanding Indebtedness. Any surplus shall be paid to the Borrower within 3 Business Days after Lender's receipt of such proceeds.

          (e) If after the expiration of the Anschutz Option the Tranche B Warrant is transferred by Lender and any Indebtedness is outstanding, any proceeds payable to Borrower as payment of the exercise price of the Tranche B Warrant shall be paid to Lender and applied to the outstanding Indebtedness in the following order: First to the principal due on the Tranche B Loan, then to the payment of all accrued but unpaid interest on the Tranche A Loan, then to the principal due on the Tranche A Loan, and finally to any other fixed, agreed upon or liquidated amount of the outstanding Indebtedness. Any surplus shall be paid to the Borrower within 3 Business Days after Lender's receipt of such proceeds.

          (f) If the Lender exercises any of the Tranche B Warrant, the Lender may offset the exercise price owed by the Lender to the Borrower in connection with such exercise against the outstanding principal balance of the Loan, all accrued but unpaid interest thereon, and any other fixed, agreed upon or liquidated amount of the Indebtedness and such offset shall be applied in the order set forth in Paragraph (e) above.

          (g) If prior to the satisfaction of the Indebtedness Borrower issues Common Stock pursuant to the exercise of any of the Warrants and Lender fails to receive the full payment it is entitled to from the party exercising such Warrants, then Borrower shall immediately pay to Lender an amount sufficient to cover the shortfall. If at any time prior to the satisfaction of the Indebtedness Borrower receives any proceeds in connection with the exercise of any of the Warrants, Borrower shall immediately deliver such proceeds to Lender. Any payment made by Borrower pursuant to the preceding two sentences shall be applied against the Loan in the order provided for in the applicable paragraph of this Section 2.08 based on the Warrant that was exercised.

          Section 2.09 PAYMENT PROCEDURE. All payments and prepayments made by the Borrower under the Note or this Agreement shall be made by wire transfer in immediately available funds before 1:00 p.m. Mountain Time on the date such payment is required to be made to the Lender's Account. Any payment received and accepted by the Lender after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the Lender's next following Business Day. Except as otherwise expressly required under this Agreement, all payments and prepayments received by the Lender for application against the Indebtedness shall be applied to the required principal payments due under the Loan, to the accrued but unpaid interest on the Loan, and to the other amounts due which are Indebtedness in the order determined by the Lender.

          Section 2.10 BUSINESS DAYS. If the date for any Loan payment or prepayment falls on a day which is not a Business Day, then for all purposes of the Note and this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

          Section 2.11 COLLATERAL. To secure full and complete payment and performance of the Indebtedness, the Borrower, as applicable, shall execute and deliver or cause to be executed and delivered the Security Instruments creating first and prior liens and security interests in the Collateral. Borrower, as applicable, shall execute and deliver or cause to be executed and delivered such further documents and instruments, including, without limitation, Uniform Commercial Code financing statements, as Lender, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens in the Collateral.

          Section 2.12 SET OFF. Lender shall have the right to set off and apply against the Indebtedness in such manner as Lender may determine at any time and without notice to Borrower, the Borrower's interest in any and all amounts at any time owing from Lender (or any Affiliate of Lender), to Borrower in connection with the Mortgaged Properties, including without limitation, any production proceeds payable by any Affiliate of Lender to Borrower from any Mortgaged Property, upon the occurrence and continuance of an Event of Default, whether or not the Indebtedness is then due. In addition to Lender's right of set off and as further security for the Indebtedness, Borrower hereby grants to Lender a security interest in all amounts at any time credited by or owing from Lender (or any Affiliate of Lender) to Borrower in connection with the Mortgaged Properties. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set off) which Lender may have.

          Section 2.13 PRODUCTION PROCEEDS. From and after the occurrence of a Suspension Event, Borrower at the request of Lender shall direct and cause all purchasers of Hydrocarbons produced from the Mortgaged Properties to deposit all payments of any nature whatsoever due and owing by such Persons to Borrower directly into the Lender's Account. In this connection the Lender shall be authorized upon the occurrence of a Suspension Event to complete and deliver to such purchasers the Transfer Orders. Funds deposited in the Lender's Account in accordance with the terms hereof shall be credited when collected to the payment of the Indebtedness in accordance with the other provisions of this Agreement.

          Section 2.14  INTENTIONALLY DELETED.

          Section 2.15  INTENTIONALLY DELETED.

          Section 2.16  BORROWER'S RIGHT TO CONVEY.

          (a) Subject to the satisfaction of the conditions precedent specified in paragraph (c) below, commencing on the Option
     Commencement Date and ending
     on the Conveyance Expiration Date, the Borrower shall have a one-time option to elect to convey the Mortgaged Properties and the Option Agreement to the Lender (the "Conveyance Option") in satisfaction of the Extinguished Obligations by giving the Lender written notice of the Borrower's intent to exercise the Conveyance Option. Such written notice must be delivered on or after the Option Commencement Date but prior to the occurrence of the Conveyance Expiration Date. The Conveyance Option shall expire if Borrower fails to provide such written notice prior to the occurrence of the Conveyance Expiration Date. If the Borrower exercises the Conveyance Option in accordance with this Section 2.16, then within twenty (20) days after receipt of the Borrower's notification of the Borrower's election to exercise the Conveyance Option the Lender shall designate in writing to the Borrower the closing date for the conveyance (the "Conveyance Date"), which Conveyance Date shall be a Business Day not less than (60) days but not more than one hundred and twenty (120) days after the date the Lender provides such designation to the Borrower. Lender's designation of a Conveyance Date shall not be deemed a waiver of any of its rights under this Section 2.16 including, without limitation, the right to elect not to accept the conveyance of any or all of the Mortgaged Properties pursuant to
     Section 2.16(d). The closing shall be held at the offices of Lender in Denver, Colorado.

          (b) Borrower and Lender shall each file on their own behalf, if required, such notifications and reports as are necessary to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act").

          (c) The Borrower's right to exercise the Conveyance Option in accordance with subsection (a) above is subject to Borrower's satisfaction of the following conditions precedent on the Conveyance
     Date:

               (i) no Default shall have occurred and be continuing, other than a Default based on Borrower's failure to comply with the terms of
     Section 2.08(b);

               (ii) all of the representations and warranties of the Borrower contained in Sections 3.08, 3.09, 3.11, 3.13 and 3.21 through
     3.26 of this Agreement and, to the extent representations and warranties are in the Assignment, in the Assignment shall be true and correct in all material respects on and as of the Conveyance Date;

               (iii) the Mortgaged Properties shall not be subject to (A) any Liens other than the Excepted Liens or (B) except to the extent same do not have a material adverse effect on the value of the Mortgaged Properties, any burdensome restriction, restraint or hazard not customary in the oil and gas industry pursuant to any contract entered into after the Amendment Date;

               (iv) no suit, action, or other proceeding shall be pending or threatened before any court or governmental agency (A) in which it is sought to restrain or prohibit the performance of or to obtain substantial damages or other relief in connection with the consummation of the transactions contemplated by the Assignment or (B) against or affecting Borrower or any Subsidiary that involves the possibility of any judgment or liability not fully covered by insurance, and which would have a material and adverse effect on the value of the Mortgaged Properties taken as a whole; and

               (v) the Tranche A Warrant shall have expired or been fully exercised.

          (d) Notwithstanding Borrower's right to convey the Mortgaged Properties pursuant to paragraph (a) above, the Lender shall have the right, provided that Lender notifies Borrower of its exercise of such right at least three (3) days prior to the closing as provided for in
     Section 2.16(h), to elect not to accept the conveyance of any or all of the Mortgaged Properties and any election of the Lender to reject the conveyance of any or all of the Mortgaged Properties shall not impair the extinguishment of the Extinguished Obligations as provided below.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the Conveyance Election Date, Borrower shall comply with the following:

               (i) Borrower shall not be permitted to propose or commence any additional Capital Operations, and the obligations of Borrower with respect to Scheduled Capital Operations that would otherwise be required to be completed during the period from the Conveyance Election Date through the Conveyance Date, together with any related breaches of this Agreement resulting from such prohibition, shall be waived.

               (ii) Borrower shall immediately provide or make available to Lender copies of all AFE's, notices and other information received by Borrower and relating to the ownership or operation of the Mortgaged Properties.

               (iii) Borrower shall not (A) operate or in any manner deal with, incur obligations with respect to, or undertake any transactions relating to, the

     Mortgaged Properties other than transactions (1) in the normal, usual and customary manner, (2) of a nature and in an amount consistent with prior practice, and (3) in the ordinary and regular course of business of owning and operating the Mortgaged Properties; or (B) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any of the Mortgaged Properties; and

               (iv) Borrower shall make or give all notifications, filings, consents or approvals, from, to or with all governmental authorities, and take all other actions reasonably requested by Lender, necessary for, and cooperate prior to and after the Conveyance Date with Lender in obtaining, the issuance, assignment or transfer, as the case may be, by each such authority of such permits as may be necessary for Lender to own and operate the Mortgaged Properties following the consummation of the transactions contemplated in this Section 2.16.

          (f) If Borrower properly exercises its right to exercise the Conveyance Option, then prior to the Conveyance Date Borrower shall cause the following to occur:

               (i) all filings and notifications required to be made or given by Borrower for the conveyance of the Mortgaged Properties to Lender shall have been made, except for filings and notifications that are customarily made subsequent to the conveyance of oil and gas properties such as the Mortgaged Properties;

               (ii) the waiting period under the HSR Act applicable to the transactions contemplated in this Section 2.16 shall have expired or been terminated; and

               (iii) Within 30 days after Borrower's delivery of written notice of its election to exercise the Conveyance Option, Borrower shall deliver to Lender a true and correct list of all (i) operating and other agreements and documents which contain options, rights of first refusal, preferential purchase rights or similar rights respecting the Mortgaged Properties ("Preferential Purchase Rights") and (ii) any consents or approvals that must be obtained from third parties prior to the assignment to Borrower of any of the Mortgaged Properties ("Required Consents"). Thereafter, Borrower shall do the following:

                    (A) On or before the Conveyance Date, Borrower shall use reasonable efforts to obtain all Required Consents. At least three days prior to the Conveyance Date Borrower shall provide Lender with written notice specifying any Mortgaged Properties ("Retained Properties") for which such Required Consents have not obtained. The Retained Properties shall be excluded from the Assignment and shall be retained by Borrower. Contemporaneously with the closing provided for in Section 2.16(h), Borrower shall deliver to Lender in immediately available funds an amount equal to the Fair Market Value of the Retained Properties. Notwithstanding anything herein to the contrary, if the Fair Market Value of the Retained Properties equals or exceeds 25% of the Extinguished Obligations, then Lender shall have the right prior to the Conveyance Date to terminate the Conveyance Option, whereupon Borrower shall retain title to all of the Mortgaged Properties and the terms and conditions of this Agreement other than this Section 2.16 shall remain in full force and effect. The value of the Retained Properties ("Fair Market Value of the Retained Properties") shall be determined as follows: Within 20 days after receipt of Borrower's notice delivered pursuant to the terms of Section 2.16(f)(iii) above, Borrower and Lender shall attempt to agree upon the fair market value of the Mortgaged Properties subject to Required Consents. The fair market value of such properties shall take into account the proved producing, proved non-producing, probable and possible oil and gas reserves attributable to such properties. If Borrower and Lender are unable to agree on the fair market value of such properties within such 20-day period, then Borrower shall engage the engineering firm that prepared the most recent Reserve Report pursuant to Section 4.01. Such engineering firm shall determine the fair market value of the proved producing, proved non-producing, probable and possible oil and gas reserves attributable to such properties based on such assumptions as such engineering firm may deem appropriate utilizing customary industry practices.

                    (B) Promptly after Lender's receipt of Borrower's notice specifying the Mortgaged Properties that are subject to Preferential Purchase Rights, Lender shall notify Borrower of the dollar amount of the Extinguished Obligations that Lender in its reasonable judgment is attributing to such properties. Thereafter, Borrower shall use reasonable efforts to obtain prior to the Conveyance Date the waiver of all Preferential Purchase Rights affecting any of the Mortgaged Properties. If a third party who has been offered an interest pursuant to a Preferential Purchase Right elects prior to the Conveyance Date to purchase the properties subject to such Preferential Purchase Right ("Preferential Properties"), then the Preferential Properties will be excluded from the Assignment and the Preferential Properties shall be conveyed by Borrower to the party exercising the Preferential Purchase Right. The conveyance of the Preferential Properties shall be consummated on the Conveyance Date and the party exercising such

     Preferential Purchase Right shall contemporaneously with the delivery of an assignment from Borrower deliver the purchase price, which shall be the value designated by Lender, in immediately available funds directly to the Lender.

          (g)  On the Conveyance Date the following shall occur:

               (i) Borrower shall deliver the following to the Lender and, where applicable, such instruments should be dated as of the Conveyance Date, properly executed by authorized officers and, where appropriate, acknowledged: (A) counterparts of the Assignment and such other instruments as are necessary to effectuate the conveyance of the Mortgaged Properties and the Option Agreement to Lender (it being agreed that Lender shall be responsible for securing any consents required to effect an assignment by Borrower of the Option Agreement to Lender); (B) letters in lieu of division orders addressed to each purchaser of the Hydrocarbons; (C) all of the Data (as defined in the Assignment) to Lender's offices and shall deliver to Lender possession of the Mortgaged Properties; (D) with respect to any wells that Borrower is designated as the operator under the applicable operating or other similar agreement, letters to all working interest owners in which Borrower resigns as the operator and recommends Lender or an affiliate of Lender as the successor operator; and (E) such other documents and instruments as may be reasonably necessary to give full effect to the transactions contemplated by this Section 2.16.

               (ii) Lender shall deliver the following to Borrower and, where applicable, such instruments shall be dated as of the Conveyance Date, properly executed by authorized parties and, where appropriate, acknowledged: (A) the Note, marked "cancelled," together with such other instruments as may be reasonably necessary to evidence the extinguishment of the Extinguished Obligations; (B) such documents or instruments as may be necessary to cause the property subject to the Security Instruments and any related Collateral, to the extent that such property is either rejected by Lender as provided in clause (d) above or is a Retained Property, to be released from the Liens created by the Security Instruments; and (C) counterparts of the Assignment and such other documents and instruments as may be reasonably necessary to give full effect to the transactions contemplated by this
     Section 2.16.

          (h)  Provided that the conditions set forth in clauses (c) and
     (f) have been satisfied or waived by Lender and provided further that Borrower has complied in all material respects with the covenants required to be performed by it prior to the Conveyance Date, then on the Conveyance Date (and contemporaneously with Borrower's and Lender's execution of the Assignment, if applicable), the Extinguished Obligations shall be deemed fully paid and extinguished. In addition, on the Conveyance Date all Excluded Operation Costs and Excluded Overrun Expenses attributable to the Mortgaged Properties shall be deemed paid in full and Borrower shall not be entitled to any additional payments of Net Operating Cash Flow. Notwithstanding the execution of the Assignment and the extinguishment of the Extinguished Obligations, Borrower shall remain responsible for all other Indebtedness including, without limitation, the obligations with respect to which Borrower is fully liable as provided in Section 6.03 below.

               (i) As used in this Section 2.16, the term "Mortgaged Properties" (A) shall not, from and after the date of an election by Lender pursuant to Section 2.16(d) to exclude properties from the Assignment, include any Mortgaged Properties with respect to which Lender has exercised such right and (B) shall not include any Retained Properties.

          (j) Contemporaneously with the closing provided for in Section 2.16(h), Borrower and Lender shall enter into a termination agreement reasonably acceptable to Borrower and Lender terminating the Swap Agreement. Such termination agreement shall also provide for a cash payment to be made by Borrower to Lender or by Lender to Borrower, as the case may be, which payment shall equal the monthly settlement amount due under the Swap Agreement prorated through the Conveyance Date and such payment shall not include an early termination payment.

          Section 2.17  MODIFICATION OF EXHIBITS I AND J.

          (a) If Lender does not consent to an AFE with respect to a Scheduled Capital Operation and Borrower either (i) is not permitted to perform such Scheduled Capital Operation as provided in Section 2.03(a) or (ii) elects not to commence such Scheduled Capital Operation pursuant to Section 2.03(d), or if an adjustment to Exhibit J is required pursuant to Sections 2.18 or 2.20, then in any such case Borrower and Lender shall attempt to mutually agree on an appropriate adjustment to the Scheduled Principal Amount and the Required Trailing Twelve Month Cash Flow. If Borrower and Lender are unable to agree on an appropriate adjustment to such amounts, then the Scheduled Principal Amount and the Required Trailing Twelve Month Cash Flow shall instead be adjusted as provided for on Attachment 1 to Exhibit J.

          (b) Commencing on August 1, 1996 and on each August 1 thereafter, Borrower shall have the right on such date to propose to Lender revised Exhibits I and J to this Agreement. If Borrower and Lender mutually agree to the form and substance of such revised Exhibits, then Borrower and Lender shall enter into an acceptable amendment to this Agreement incorporating such revised Exhibits. Nothing herein shall obligate the Lender to agree at any time to any revision to Exhibits I and/or J.

          Section 2.18  COST OVERRUNS.

          If Borrower anticipates incurring Overrun Expenses in connection with any Capital Operation, Borrower shall have the right to submit a Supplemental AFE ("Supplemental AFE') to Lender, which Supplemental AFE shall set forth the estimated amount of the Overrun Expenses, a copy of the original AFE for such operation, the status of the work on the operation including the depth drilled, any objective zone or zones that have been tested, the expenses incurred, the work remaining to be completed, the estimated costs necessary to complete such work and such other information as Lender may reasonably request. Lender shall respond to any such Supplemental AFE within the time period provided for in Section 2.03(c). If Lender approves such Supplemental AFE then the costs set forth in the Supplemental AFE shall be the only Overrun Expenses approved with respect to such operation and such costs shall be used in calculating the Approved Overrun Expenses. If Lender elects not to consent to the Supplemental AFE or is deemed to have elected not to consent to the Supplemental AFE, Borrower shall have the right to either (i) terminate its participation in the operation covered by the Supplemental AFE or (ii) continue its participation in such operation. If Borrower elects the option set forth in clause (i) above, then Borrower's obligation to complete such operation shall terminate and Exhibit J attached hereto shall be revised as provided for in Section 2.17. If Borrower elects to continue with its participation as provided for in clause (ii), then Borrower shall be solely responsible for its share of the Overrun Expenses ("Excluded Overrun Expenses") related to the operation subject to the Excluded Overrun Expenses ("Excluded Overrun Operations"); provided, however, notwithstanding anything in this Agreement or the Security Instruments to the contrary, Borrower shall be entitled to the Net Operating Cash Flow, if any, that is attributable solely to the Excluded Overrun Operation until such date as the Borrower has received an amount equal to 200% of the Excluded Overrun Expenses. For purposes of calculating Net Operating Cash Flow, Net Production Revenues and Operating Costs with respect to the Excluded Overrun Operation, the commencement date for such calculations shall be the completion date of the operations that caused the Overrun Expenses.

     Borrower shall not have the right to propose a Supplemental AFE with respect to Overrun Expenses incurred in connection with any Scheduled Capital Operation if Borrower's share of the initial AFE submitted to the working interest owners prior to the commencement of such Scheduled Capital Operation was more than 110% (115% after January 1, 1998), of the
     Schedule I amount for such operation and such initial AFE was not submitted to Lender prior to the commencement of such operation pursuant to the terms of Section 2.02(b).

          The Net Operating Cash Flow to which Borrower is entitled pursuant to the immediately preceding paragraph shall be excluded from the calculation of the Monthly Payment Amount. At such time as Borrower has received Net Operating Cash Flow from the Excluded Overrun Operation equal to 200% of the Excluded Overrun Expenses, the Net Operating Cash Flow related to the Excluded Overrun Operation shall no longer be excluded from the calculation of the Monthly Payment Amount and shall instead be included in such calculations. Nothing in this Section 2.18 shall in any manner waive, limit or otherwise affect the Liens granted pursuant to the Security Instruments against the Mortgaged Properties subject to the Excluded Overrun Operation.

          Section 2.19 USE OF PROCEEDS. The Borrower agrees to use the proceeds of the Loan made hereunder only for the following purposes:

          (a) Up to $5,800,000 to be used to reimburse the Borrower for 80% of the costs of the Prior Capital Operations.

          (b) Up to $15,000,000 to be used to fund a portion of the purchase price of the Sandefer Properties.

          (c) Up to $38,000,000 to be used to fund a portion of the purchase price of the Wagner & Brown Properties.

          Section 2.20 MANDATORY CAPITAL EXPENSES. From and after the Amendment Date and subject to the terms of this Section 2.20, Borrower shall maintain the leases described on Exhibit S attached hereto in full force and effect. If Borrower determines at any time that in order to maintain any lease described on Exhibit S it anticipates incurring expenses in excess of 110% of the amount set forth on Exhibit S as the projected cost of extending or renewing such lease for the time period specified on Exhibit S, then Borrower shall have the right to submit an request for approval (a "Lease Extension AFE") to Lender setting forth the amount of such excess. Borrower's Lease Extension AFE shall include information relating to the consideration being requested by the lessor and such other information as Lender may reasonably request. Lender shall respond to any such request within the time period provided for in Section 2.03(c) with respect to AFEs. If Lender consents to Borrower's Lease Extension AFE, then Exhibit S shall be deemed modified to increase the applicable amount set forth on Exhibit S by the excess amount approved by Lender. If Lender elects not to consent to Borrower's request or is deemed to have elected not to consent to such request, Borrower shall have the right to either (i) allow the lease in question to terminate or (ii) make the payments provided for in its request. If Borrower elects the option set forth in clause (i) above, then Borrower's obligation with respect to any Scheduled Capital Operations attributable to the lease in question shall terminate and Exhibit J attached hereto shall be revised as provided for in Section 2.17. If Borrower elects to extend the lease in question as provided for in clause (ii), then Borrower shall be solely responsible for its share of all costs ("Excluded Leasehold Expenses") thereafter incurred to extend the lease in question and develop the leasehold properties ("Excluded Leasehold Properties"); provided, however, notwithstanding anything in this Agreement or the Security Instruments to the contrary, Borrower shall be entitled to the Net Operating Cash Flow, if any, that is attributable solely to the Excluded Leasehold Properties until such date as the Borrower has received an amount equal to 300% of the Excluded Leasehold Expenses. For purposes of calculating Net Operating Cash Flow, Net Production Revenues and Operating Costs with respect to the Excluded Leasehold Properties, the commencement date for such calculation shall be the date Borrower makes the lease extension payment that was the subject of the request that Lender rejected. With respect to any Excluded Leasehold Properties, Borrower shall not be permitted to commence the drilling of any well with respect to such property until after the Conveyance Expiration Date.

     3. Section 3.06 of the Agreement is amended in its entirety to read as follows:

          Section 3.06 FINANCIAL CONDITION. The audited consolidated balance sheet of the Borrower as at December 31, 1994, and the related consolidated statement of income, changes in shareholders' equity and cash flow of the Borrower for the period ended as of said date heretofore furnished to Lender and the unaudited consolidated interim financial statements of the Borrower dated as of March 31, 1995, heretofore furnished to Lender have been prepared in accordance with GAAP and present fairly the financial condition and changes in financial position of the Borrower as at the date or dates and for the period or periods stated. Except as disclosed in the SEC Documents
     (as defined in the Anschutz Purchase Agreement), since December 31,
     1994, no change, either in
     any case or in the aggregate, has since occurred in the condition, financial or otherwise, of the Borrower which would have a Material Adverse Effect.

     4. Section 4.01 of the Agreement is amended by inserting the following subsection:

          (j) ACCOUNTANT'S COMPLIANCE CERTIFICATE. Contemporaneously with the delivery of the financial statements required pursuant to subsection 4.01(a) above, Borrower shall cause its independent public accountants delivering the financial statements to state that in making the examination and reporting on the financial statements described in Section 4.01(a) above, nothing came to their attention to cause them to believe that Borrower has failed to comply in any material respect with the financial and accounting provisions of this Agreement, or if they do conclude that Borrower so failed, specifying the nature and period of existence of such failure.

     5. Section 4.05(b) of this Agreement is amended by inserting the following at the end of such Section:

     Notwithstanding anything herein to the contrary, Lender acknowledges and agrees that Borrower may allow Hydrocarbon Interests to expire according to their terms if such Hydrocarbon Interests are no longer capable of producing Hydrocarbons in economically reasonable amounts. Lender acknowledges that the Cuellar Lease has been determined not to be capable of producing Hydrocarbons in economically reasonable amounts.

     If subsequent to the expiration of Hydrocarbon Interests pursuant to the preceding provision Borrower obtains new Hydrocarbon Interests
     (such new Hydrocarbon Interests, to the extent same cover lands and depths covered by the expired Hydrocarbon Interests, being herein referred to as "Replacement Interests") covering some or all of the lands and depths covered by the expired Hydrocarbon Interests, Borrower shall provide Lender with the opportunity to include the Replacement Interests as part of the Collateral. On or prior to the date Borrower obtains the Replacement Interests, Borrower shall provide Lender with a written notice describing the Replacement
     Interests, the consideration paid or to be paid to obtain the Replacement Interests and such other information as Lender may reasonably request. If available, a copy of the document creating the Hydrocarbon Interests shall be attached to such notice. Lender shall respond to such notice within ten (10) Business Days following receipt thereof. Failure of Lender to notify Borrower in writing within such period of time of its election to include such Replacement Interests as a part of the Collateral shall be deemed to constitute an election by Lender not to do so. If Lender timely elects to include the Replacement Interests as part of the Collateral, then the acquisition of the Replacement Interests shall be deemed an Approved Nonscheduled Capital Operation. Within ten (10) Business Days after Lender's election to include Replacement Interests as part of the Collateral (or if Borrower has not executed the document or documents creating such Replacement Interests by such time, within ten (10) Business Days following such execution), Borrower shall execute and deliver to the Lender instruments sufficient to subject the Replacement Interests and the lands covered thereby to Liens for the benefit of the Lender, which instruments shall include amendments to the Security Instruments. In addition, with respect to any Replacement Interests Borrower shall take such further actions as may be required pursuant to Section 4.06 hereof. Once the Replacement Interests become subject to the Security Instruments, Borrower may propose operations with respect to the acreage included within the Replacement Interests in accordance with the terms of Section 2.03. If Lender elects or is deemed to have elected not to include the Replacement Interests as part of the Collateral, then Borrower shall have the right to acquire such Replacement Interests and thereafter develop the acreage subject to the Replacement Interests without any further involvement of Lender.

     6. Section 4.09 of this Agreement is amended by inserting the following at the end of such Section:

     Notwithstanding the foregoing, the Borrower's right to receive the proceeds of insurance as payment for the restoration of the Mortgaged Properties shall, if such proceeds are in an amount greater than $100,000, be subject to approval as a Nonscheduled Capital Operation under Section 2.03. Any such proceeds shall be delivered to and retained by Lender until Borrower proposes a subsequent operation with respect to such proceeds. If the Lender does not approve the subsequent operation proposed by Borrower, then (i) the related proceeds shall be retained by Lender and applied in the order provided for in Section 2.08(c) above and (ii) Borrower and Lender shall attempt in good faith to mutually agree on an adjustment to Exhibit J to this Agreement to reflect an appropriate reduction in the Monthly Payment Amount resulting from such casualty loss. Any such adjustment shall be based on the adjustment provisions and principles provided for in Section 2.17. Neither Borrower nor Lender shall have any liability if after the exercise of good faith the parties are unable to agree to an acceptable modification to Exhibit J pursuant to the terms of this Section 4.09.

     7. Section 4.17 of this Agreement is amended in its entirety to read as follows:

          Section 4.17 CAPITAL EXPENDITURES. Subject to the terms of this Section 4.17 and to Lender's approval rights as set forth in
     Section 2.02 and 2.03(a), Borrower agrees to make the capital expenditures involved in and to drill, complete, and equip for production, or recomplete and rework, as the case may be, each of the wells and to conduct each of the other Scheduled Capital Operations and Prior Capital Operations described or referred to on Exhibit I hereto. Borrower shall commence each Scheduled Capital Operation no earlier than six (6) months prior to the first day of, and no later than six (6) months after the last day of, the month specified on
     Exhibit I with respect to such Scheduled Capital Operation (such time period, with respect to a particular Scheduled Operation, being herein referred to as the "Window Period") and shall thereafter conduct such operation as a reasonable and prudent operator. For purposes of all Scheduled Capital Operations providing for the drilling of a well, such operation shall be deemed to have commenced on the date the well is spudded. Notwithstanding the foregoing or any other provision within this Agreement to the contrary, Borrower shall not be required to commence a Scheduled Capital Operation with respect to which (i) Borrower submits an AFE pursuant to Section 2.02(b) and Lender rejects such AFE; (ii) Lender refuses to consent to such operation pursuant to
     Section 2.03(a), (iii) Lender elects not to consent to a Supplemental AFE with respect to such operation pursuant to Section 2.18 and Borrower elects the option set forth in clause (i) thereof or (iv) Borrower provides evidence satisfactory to the Lender that such operation is not reasonably necessary and Lender has consented in writing to delay or elimination thereof.

     8.   Article 4 of the Agreement is amended by adding the following Section:

          Section 4.19 WARRANT PROCEEDS. Borrower hereby acknowledges that so long as any Indebtedness is outstanding Lender will be entitled to receive all proceeds from the exercise of the Warrants. All proceeds received by Lender as a result of the exercise of the Warrants shall be applied as provided for in Sections 2.08(c), (d) and
     (e), as applicable. Borrower shall from time-to-time issue to the holders of the Warrants (other than Lender) such notices as are required to ensure that for so long as any Indebtedness is outstanding all payments required to be made in connection with the exercise of the Warrants shall be paid from the holder of the Warrants directly to the Lender. In addition, Borrower hereby acknowledges that if the Anschutz Option is exercised, Lender will be entitled to receive the Warrant Premium, which Warrant Premium shall be retained by Lender and will not be applied to the Indebtedness.

     9. Section 5.01 of the Agreement is amended in its entirety to read as follows:

          Section 5.01 LIENS. The Borrower will not create, incur, assume, or permit to exist any Lien on any of the Mortgaged Properties except (a) Liens securing the payment of any Indebtedness and (b) Excepted Liens. Notwithstanding anything in this Agreement to the contrary, the term "Excepted Liens" shall not include the Chase Lien.

     10. Section 5.03 of the Agreement is amended in its entirety to read as follows:

          Section 5.03 SALE OF ASSETS, ETC. The Borrower will not sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (exclusive of the Mortgaged Properties), whether now owned or hereafter acquired, to any Person unless in connection with any such transaction the assignee (i) acquires the Mortgaged Properties and (ii) expressly assumes in writing the due and punctual performance and observance of all of Borrower's obligations under this Agreement and the Price Protection Agreements. Contemporaneously with the closing of any such transaction, Borrower shall provide Lender with an original signed counterpart of the assumption agreement.

     11. Section 5.06 of the Agreement is amended in its entirety to read as follows:

          Section 5.06     SALE OF PROPERTIES.      Except as permitted
     pursuant to Sections 2.16 and 5.03, the Borrower will not sell or otherwise transfer any Mortgaged Property other than the sale of Hydrocarbons after they have been produced in the ordinary course of business.

     12.  The Agreement is amended by adding the following Sections:

          Section 5.13 WARRANTS. The Borrower will not create, incur, assume, or permit to exist any agreement of the Borrower which could prohibit the payment of the proceeds from the exercise of any of the Warrants to the Lender for application in accordance with the provisions of Sections 2.08(c) and (d). Borrower hereby represents to Lender that no agreement currently exists which (i) could prohibit the payment to the Lender of the proceeds from the exercise of any of the Warrants or (ii) the application of such proceeds in accordance with the provisions of Sections 2.08(c) and (d). The Borrower will not amend, supplement, replace or otherwise modify the terms of the Tranche A Warrant to permit the exercise of the Tranche A Warrant on a date occurring after the Expiration Date (as defined in the Tranche A Warrant as in effect on even date herewith).

     13. Section 6.01(l) of the Agreement is amended in its entirety to read as follows:

          (l) The Borrower shall default in performance of any of its obligations under the Swap Agreement, Option Agreement, any other Price Protection Agreement, the Warrants, or the Registration Rights Agreement; or

     14. Section 8.07 of the Agreement is amended in its entirety to read as follows:

          Section 8.07 SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of the Borrower under this Agreement and any other Loan Document shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. The Borrower shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of the Lender. The Lender may, without the consent of Borrower, (i) prior to the expiration of the Anschutz Option, sell, assign, transfer, pledge or grant a security interest in all, but not less than all, of its interests in the Tranche B Loan, the Tranche B Warrant and related interests in this Agreement and the other Loan Documents, (ii) prior to the expiration of the Anschutz Option, sell, assign, transfer, pledge or grant a security interest in all or any portion of its interests in the Tranche A Loan and related interests in this Agreement and the other Loan Documents, (iii) after the expiration of the Anschutz Option, sell, assign, transfer, pledge or grant a security interest in all or any portion of its interests under this Agreement and the other Loan Documents, or (iv) at any time grant participations in all or a portion of this Agreement and the other Loan Documents except that in any case any assignment of Lender's interests under this Agreement to an entity that is not an Affiliate of Enron Corp. or managed by Enron Corp. or one of its Affiliates or for which neither Enron Corp. nor its Affiliates serve as administrative agent shall be subject to Borrower's prior written consent which shall not be unreasonably withheld. In the event that the Lender grants participations in the Note or other Indebtedness of the Borrower incurred or to be incurred pursuant to this Agreement, to other lenders, each of such other lenders shall have the rights of set off against such Indebtedness and similar rights or Liens to the same extent as may be available to the Lender. In the event Lender's interest hereunder is assigned to more than one assignee, Borrower shall not be required to pay fees or expenses of more than one law firm, accounting firm or consultant to represent the interests of all Lenders hereunder with respect to the same issue.

     15. Exhibits D, I, J and P to the Agreement are replaced in their entirety with the corresponding attached Exhibits to this Amendment. The Agreement is amended by inserting Exhibits R and S in the form of the corresponding Exhibits attached to this Agreement.

     16. The Borrower represents and warrants to the Lender that as of the date of this Amendment:

          (a) Except as provided in Exhibit D attached hereto, each of the representations and warranties contained in (i) Section 3.06 and the first and last sentences of Section 3.07 of the Agreement, as amended by this Amendment, (ii) the Security Instruments referenced in Sections 7.01(g)(i) (excluding Article III(a) thereof), 7.01(g)(ii) (excluding Article III(a) thereof) and 7.01(g)(iii) (excluding Sections 3.02, 3.04 and 3.06 thereof) and (iv) in the Price Protection Agreements are true and correct in all material respects;

          (b) After giving effect to the amendments hereunder and the waiver provided in Section 5.7 of that certain Restructure Agreement dated as of May [___], 1995 by and between Borrower and Lender, there exists no Default or Event of Default; and

          (c) the Agreements described in Sections 3.18(a) and 3.18(b) (other than the gas purchase agreement referenced in Section 3.18(a)) have not been modified, terminated, assigned or pledged by Borrower, are in full force and effect and Borrower, and to the best of Borrower's knowledge, no other party, is in default in the performance of its obligations thereunder.

     17. Except as amended and modified hereby, the Agreement, including, without limitation, the terms and provisions of Section 6.03 thereof, shall remain in full force and effect and the Borrower and the Lender hereby ratify, adopt, and confirm the Agreement as hereby amended. The amendments to the Agreement effected under this Amendment shall be effective as of the date of this Amendment. Subject to Section 16(b), the execution of this Amendment shall not waive, modify, release or limit any of Lender's existing rights, claims or remedies.

     18. Contemporaneously with the execution of this Amendment, the Lender shall execute and deliver to Borrower the Overriding Royalty Reconveyance.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on this ______ day of ________________, 1995 but effective as of the date first above written.

     BORROWER:                FOREST OIL CORPORATION



                              By:
                                 -------------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    ----------------------------------


     LENDER:                  JOINT ENERGY DEVELOPMENT
                              INVESTMENTS LIMITED PARTNERSHIP

                              By:  Enron Capital Corp.,
                                   its general partner



                              By:
                                 -------------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    ----------------------------------